Exhibit 10.1 Dated June 2, 2018 MOY PARK HOLDINGS (EUROPE) LIMITED (AND CERTAIN SUBSIDIARIES AS LISTED IN SCHEDULE 1) arranged by THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND with THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND acting as Agent FACILITY AGREEMENT MULTICURRENCY REVOLVING FACILITY AGREEMENT

TABLE OF CONTENTS 1 Definitions and Interpretation ..........................................................................................................................4 2 The Facility ....................................................................................................................................................23 3 Purpose .........................................................................................................................................................25 4 Conditions of Utilisation .................................................................................................................................25 5 Utilisation .......................................................................................................................................................26 6 Optional Currencies ......................................................................................................................................27 7 Repayment ....................................................................................................................................................28 8 Prepayment and Cancellation .......................................................................................................................29 9 Interest ..........................................................................................................................................................33 10 Interest Periods .............................................................................................................................................34 11 Changes to the Calculation of Interest ..........................................................................................................34 12 Fees ..............................................................................................................................................................36 13 Tax Gross Up and Indemnities ......................................................................................................................36 14 Increased Costs ............................................................................................................................................44 15 Other Indemnities ..........................................................................................................................................45 16 Mitigation by the Lenders ..............................................................................................................................46 17 Costs and Expenses .....................................................................................................................................46 18 Guarantee and Indemnity ..............................................................................................................................47 19 Representations ............................................................................................................................................49 20 Information Undertakings ..............................................................................................................................54 21 Financial Covenants ......................................................................................................................................58 22 General Undertakings ...................................................................................................................................61 23 Events of Default ...........................................................................................................................................69 24 Changes to the Lenders ................................................................................................................................72 25 Restriction on Debt Purchase Transactions ..................................................................................................76 26 Changes to the Obligors ...............................................................................................................................76 27 Role of the Agent and the Arranger ..............................................................................................................78 28 Conduct of business by the Finance Parties .................................................................................................86 29 Sharing among the Finance Parties ..............................................................................................................86 30 Payment Mechanics ......................................................................................................................................87 31 Set-Off ...........................................................................................................................................................90 32 Notices ..........................................................................................................................................................90 33 Calculations and Certificates .........................................................................................................................92 34 Partial Invalidity .............................................................................................................................................92 35 Remedies and Waivers .................................................................................................................................92 36 Amendments and Waivers ............................................................................................................................93 2

37 Confidential Information ................................................................................................................................95 38 Confidentiality of Funding Rates ...................................................................................................................99 39 Counterparts ...............................................................................................................................................100 40 Governing Law ............................................................................................................................................100 41 Enforcement ................................................................................................................................................100 Schedule 1 The Original Parties .............................................................................................................................101 Part 1 The Original Obligors ........................................................................................................................101 Part 2 ...........................................................................................................................................................102 Moy Park Beef Orleans SARL & Moy Park France Holdco SARL .................. Error! Bookmark not defined. Part 3 The Original Lenders ........................................................................................................................102 Schedule 2 Conditions Precedent ...........................................................................................................................103 Part 1 Conditions Precedent To Initial Utilisation .......................................................................................103 Part 2 Conditions Precedent required to be delivered by an Additional Obligor .........................................105 Schedule 3 Utilisation Request ................................................................................... Error! Bookmark not defined. Schedule 4 [not used] ................................................................................................. Error! Bookmark not defined. Schedule 5 Form of Transfer Certificate ..................................................................... Error! Bookmark not defined. Schedule 6 Commitment/rights and obligations to be transferred .............................. Error! Bookmark not defined. Schedule 7 Form Of Assignment Agreement ............................................................. Error! Bookmark not defined. Schedule 8 Rights to be assigned and obligations to be released and undertaken ... Error! Bookmark not defined. Schedule 9 Form of Accession Letter ......................................................................... Error! Bookmark not defined. Schedule 10 Form of Resignation Letter .................................................................... Error! Bookmark not defined. Schedule 11 Form of Compliance Certificate ............................................................. Error! Bookmark not defined. Schedule 12 Existing Security .................................................................................... Error! Bookmark not defined. Schedule 13 ................................................................................................................ Error! Bookmark not defined. Schedule 14 LMA Form of Confidentiality Undertaking .............................................. Error! Bookmark not defined. Schedule 15 Timetables ............................................................................................. Error! Bookmark not defined. Schedule 16 Form of Increase Confirmation .............................................................. Error! Bookmark not defined. Schedule 17 Relevant Commitment/rights and obligations to be assumed by the Increase Lender Error! Bookmark not defined. 3

THIS AGREEMENT is dated June 2, 2018 and made between: (1) MOY PARK HOLDINGS (EUROPE) LIMITED a company incorporated in Northern Ireland with registered number NI070325 (the Parent ) ; (2) THE SUBSIDIARIES of the Parent listed in Schedule 1Part 1 as original borrowers (together with the Parent the Original Borrowers ); (3) THE SUBSIDIARIES of the Parent listed in Schedule 1Part 1 as original guarantors (together with the Parent the Original Guarantors ); (4) THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND and BANK OF IRELAND (UK) PLC as mandated lead arrangers (whether acting individually or together the Arranger ); (5) THE FINANCIAL INSTITUTIONS listed in Schedule 1Part 3 as lenders (the Original Lenders ); and (6) THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as agent of the other Finance Parties (the Agent ). IT IS AGREED as follows: 1 DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: Acceptable Bank means: (a) the Original Lenders and their Affiliates; or (b) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa1 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or (c) any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Lenders). Accession Letter means a document substantially in the form set out in Error! Reference source not found. (Form of Accession Letter) . Accounting Principles means generally accepted accounting principles in the United Kingdom, including IFRS. Additional Borrower means a company which becomes an Additional Borrower in accordance with clause 26 (Changes to the Obligors ). Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 26 (Changes to the Obligors ). Additional Obligor means an Additional Borrower or an Additional Guarantor. Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Agent's Spot Rate of Exchange means: 4

(a) the Agent's spot rate of exchange; or (b) (if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00am on a particular day. Anti-Money Laundering Laws means all applicable laws or regulations in any jurisdiction in which any Obligor is located or doing business that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. Assignment Agreement means an agreement substantially in the form set out in Error! Reference source not found. (Form of Assignment Agreement ) or any other form agreed between the relevant assignor and assignee. Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. Availability Period means the period from and including the date of this Agreement to and including one month from the date of the Termination Date. Available Commitment means a Lender's Commitment minus: (a) the Base Currency Amount of its participation in any outstanding Loans; and (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date. Available Facility means the aggregate for the time being of each Lender's Available Commitment. Base Currency means Sterling. Base Currency Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) as adjusted to reflect any repayment or prepayment of a Loan. Bilateral Facilities means any of the following facilities provided by an Original Lender (or their Affiliates) or any other lender: (i) an overdraft facility; (ii) a guarantee, bonding, documentary or stand-by letter of credit facility; (iii) a short term loan facility; or (iv) credit cards; (and each a Bilateral Facility ). Bilateral Facility Limit means £30,000,000 5

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 26 (Changes to the Obligors ). Break Costs means the amount (if any) by which: (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Budget means: (a) in relation to the Financial Year ending December 2018, the budget to be delivered by the Parent to the Agent pursuant to Clause 4.1 (Initial conditions precedent ); and (b) in relation to any other period, any budget delivered by the Parent to the Agent in respect of that period pursuant to Clause 20.4 (Budget ). Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Belfast and: (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or (b) (in relation to any date for payment or purchase of euro) any TARGET Day. Cash means, at any time, cash denominated in sterling, euro or dollars in hand or at bank and (in the latter case) credited to an account in the name of an Obligor with an Acceptable Bank and to which an Obligor is alone (or together with other Obligors) beneficially entitled and for so long as: (a) that cash is repayable on demand; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security over that cash except for any Permitted Security constituted by a netting or set- off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and (d) the cash is freely immediately available to be applied in repayment or prepayment of the Facilities but, for the avoidance of doubt, this shall not prohibit or restrict an Obligor from holding cash in any account which is subject to a time deposit or other fixed term deposit so long as such cash can be accessed immediately (whether subject to a break cost, penalty fee or otherwise). Code means the US Internal Revenue Code of 1986. Commitment means: 6

(a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Schedule 1Part 3 (The Original Parties ) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.2 (Increase ); and (b) in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.2 (Increase ), to the extent not cancelled, reduced or transferred by it under this Agreement. Compliance Certificate means a certificate substantially in the form set out in Error! Reference source not found. (Form of Compliance Certificate . Confidential Information means all information relating to the Parent, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 37 (Confidential Information ); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate or Reference Bank Quotation. Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Error! Reference source not found. (LMA Form of Confidentiality Undertaking ) or in any other form agreed between the Parent and the Agent. CTA means the Corporation Tax Act 2009. Debt Purchase Transaction means, in relation to a person, a transaction where such person: (a) purchases by way of assignment or transfer; (b) enters into any sub-participation in respect of; or 7

(c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement. Default means an Event of Default or any event or circumstance specified in clause 23 (Events of Default ) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. Defaulting Lender means any Lender: (a) which has failed to make its participation in a Loan available (or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation ); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within 3 Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question (and provided further that such Lender is using all reasonable endeavours to resolve such dispute). Disruption Event means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. Distribution Conditions means that, where required by the provisions of clause 22.17 (Loans or Credit ) and/or clause 22.18 (Dividends, share redemption and Permitted Shareholder loan repayments ), the Obligors satisfy each of the following conditions in respect of a Shareholder Holding Company Loan and/or the taking of any Distribution Action: 8

(a) from the date of this Agreement, all payments due to the Finance Parties under the Finance Documents have been made at the times and in the manner expressly provided for in this Agreement (except where any such payment obligation has been waived by the Agent (acting on the instructions of all of the Lenders); (b) from the date of this Agreement, each of the financial covenants specified in clause 21 ( Financial Covenants ) have been complied with at the times and in the manner expressly provided for in this Agreement (except where any such financial covenant has been waived by the Agent (acting on the instructions of all of the Lenders); (c) in respect of each Shareholder Holding Company Loan and/or Distribution Action, together with the Compliance Certificate delivered pursuant to clause 20.2 (Compliance Certificate ) the Parent delivers an additional certificate signed by the Chief Financial Officer or in his/her absence the President of the Parent (a Distribution Certificate ), which certifies: (i) each of the matters referred to in paragraphs (a) and (b) (above); (ii) the Distribution Action to be taken and/or Shareholder Holding Company Loan to be made and the date on which it is proposed to take such action or make such loan; (iii) that such Distribution Action and/or Shareholder Holding Company Loan is made in accordance with all applicable laws; (iv) that no Default is continuing or such reasonably be expected to occur as a result of the relevant Distribution Action being taken and/or the Shareholder Holding Company Loan being made; (v) that all payments that are due to be paid to the Finance Parties under the Finance Documents for the 12 months occurring after the relevant Distribution Action and/or Shareholder Holding Company Loan are forecast to be met notwithstanding the relevant Distribution Action and/or Shareholder Holding Company Loan having been taken (and taking account of such Distribution Action and/or Shareholder Holding Company Loan); and (vi) each of the financial covenants specified in clause 21 (Financial Covenants ) for the next full Financial Year to occur are forecast to be met notwithstanding the relevant Distribution Action and/or Shareholder Holding Company Loan having been taken (and taking account of such Distribution Action and/or Shareholder Holding Company Loan); Dormant Subsidiary means a member of the Group which does not trade (for itself or as agent for any person). Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent and which, in each case, is not a member of the Group. Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). 9

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. Environmental Law means any applicable law or regulation which relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste. Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group. EURIBOR means, in relation to any Loan in euro: (a) the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to clause 11.1 (Unavailability of Screen Rate ), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. Event of Default means any event or circumstance specified as such in clause 23 (Events of Default ). Existing Security means the Security and Quasi-Security listed in Error! Reference source not found. (Existing Security ). Existing Shareholder (Subordinated) Loan means the loan of £30,000,000.00 between Onix Investments UK Limited (as lender) and Moy Park (Bondco) plc (as borrower) dated 22 May 2018. Existing Shareholder (Equity) Loan means the loan of £144,000,000.00 between Onix Investments UK Limited (as lender) and Moy Park (Bondco) plc (as borrower) dated 7 March 2018. Facility means the revolving loan facility made available under this Agreement as described in clause 2 (The Facility ). Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. Fallback Interest Period means one month. FATCA means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. 10

FATCA Application Date means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; (b) in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or (c) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement. FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA. FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction. Fee Letter means any letter or letters dated on or about the date of this Agreement between the Arranger and the Parent (or the Agent and the Parent) setting out any of the fees referred to in clause 12 (Fees ). Finance Documents means this Agreement, any Fee Letter, any Subordination Deed, any Accession Letter, any Resignation Letter and any other document designated as such by the Agent and the Parent. Finance Party means the Agent, the Arranger and any Lender. Financial Indebtedness means any indebtedness (without double counting) for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent); (c) any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of Finance Leases; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non- recourse basis and meet any requirement for de-recognition under the Accounting Principles); (f) any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account); (g) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme; (h) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before 30 May 2023 or are otherwise classified as borrowings under the Accounting Principles; 11

(i) any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply; (j) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and (k) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above Funding Rate means any individual rate notified by a Lender to the Agent pursuant to clause 11.4.1(ii) (Cost of funds ). Group means the Parent and its Subsidiaries for the time being. Group Structure Chart means the group structure chart in the agreed form. Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 26 (Changes to the Obligors ). Historic Screen Rate means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than 3 days before the Quotation Day. Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary. IFRS means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. Increase Confirmation means a confirmation substantially in the form set out in Error! Reference source not found. (Form of Increase Confirmation ). Increase Lender has the meaning given to that term in clause 2.2 (Increase ). Information Memorandum means the five year financial forecasts concerning the Group which was prepared in relation to this transaction and financing. Insolvency Event in relation to an entity means that the entity: is dissolved (other than pursuant to a consolidation, amalgamation or merger); becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; makes a general assignment, arrangement or composition with or for the benefit of its creditors; institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a 12 petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, examiner, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above); has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (j) above; or takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts . Interest Period means, in relation to a Loan, each period determined in accordance with clause 10 (Interest Periods ) and, in relation to an Unpaid Sum, each period determined in accordance with clause 9.3 (Default interest). Interpolated Historic Screen Rate means, in relation to any Loan, the rate (rounded to five decimal places) which results from interpolating on a linear basis between: (a) the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for the currency of that Loan and each of which is as of a day which is no more than 3 days before the Quotation Day. Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to five decimal places) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and 13

(b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan. ITA means the Income Tax Act 2007. JBS SA means JBS S.A. JBS USA means JBS USA Holdings Inc. Joint Venture means any joint venture entity, whether a company unincorporated firm, undertaking association, joint venture or partnership or other entity. Legal Opinion means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent ) or otherwise under the Finance Documents. Legal Reservations means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under applicable limitation acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of the jurisdiction of incorporation of an Obligor or the jurisdiction(s) in which it conducts or carries on any trade or business; and (d) any general principles, reservations or qualifications, in each case as to matters of law as set out in any Legal Opinion. Lender means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.2 (Increase ) or clause 24 (Changes to the Lenders ), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement. LIBOR means, in relation to any Loan: (a) the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to clause 11.1 (Unavailability of Screen Rate ) and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero. LMA means the Loan Market Association. Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. 14

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 75% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75% of the Total Commitments immediately prior to the reduction). Mandatory Cost means such additional percentage as any Lender determines to be necessary to compensate that Lender for the cost to it of permitting a Utilisation under the Facility for the Interest Period selected by the Borrower under this Agreement or maintaining the Facility, by reason of any liquidity reserve ratio, special deposit or other requirements of any Regulatory Authority whether or not required by law. Margin means in relation to any Loan: (a) provided the Parent has satisfied each condition referred to in paragraph 4.6 of Part 1 of Schedule 2 ( Conditions Precedent ) from, and including the date of this Agreement, to the date falling 5 Business Days after receipt by the Agent of the first Compliance Certificate to be delivered by the Parent in accordance with clause 20.2 (Compliance Certificate ), the Margin shall be 1.25 per cent. per annum (otherwise if the Parent has not satisfied such conditions the Margin shall be 2.00 per cent. per annum to the date falling 5 Business Days after receipt by the Agent of the first Compliance Certificate to be delivered); and (b) thereafter, if: (i) no Event of Default has occurred and is continuing; and (ii) Leverage in respect of the most recently completed Relevant Period is within a range set out below, then the Margin shall be the percentage per annum set out below in the column opposite that range in the table below: Leverage Margin per annum Less than 1.5x 1.25% Greater than or equal to 1.5x but less 1.50% than 2.0x Greater than or equal to 2.0x but less 1.75% than 2.5x Greater than or equal to 2.5x 2.00% However: (i) any increase or decrease in the Margin for a Loan shall take effect on the date ( the reset date ) which is 5 Business Days after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 (Compliance Certificate ); (ii) if, following receipt by the Agent of the Compliance Certificate related to the relevant Annual Financial Statements, that Compliance Certificate does not confirm the basis for a reduced Margin, then clause 9.2.2 of Clause 9.2 (Payment of interest ) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised Leverage ratio calculated using the figures in that Compliance Certificate; (iii) while a Default is continuing (and, for the avoidance of doubt, only for the period of time during which such Default is continuing), the Margin for each Loan under the Loan shall be the highest percentage per annum for a Loan set out in the table above; and 15

(iv) for the purpose of determining the Margin, Leverage and Relevant Period shall be determined in accordance with Clause 21.1 (Financial definitions ). Material Adverse Effect means in the reasonable opinion of the Majority Lenders a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or (b) the ability of an Obligor to perform its obligations under the Finance Documents; or (c) the rights or remedies of any Finance Party under any of the Finance Documents. Material Subsidiaries means, at any time a member of the Group which satisfies any one or more of the following: (a) a wholly owned member of the Group that holds shares in an Obligor; or (b) it contributes not less than five per cent. of EBITDA; or (c) it contributes not less than five per cent. of consolidated gross assets; or (d) it contributes not less than five per cent. of the net revenue of the Group; or (e) to which is transferred the whole or substantially the whole of the undertaking and assets of Subsidiary of the Parent which immediately before the transfer is a Material Subsidiary in each case calculated on a consolidated basis and pursuant to the Accounting Principles by reference to the latest consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest audited financial statements of the Group, were prepared, the financial statements shall be deemed to be adjusted in order to take account of the acquisition of that Subsidiary. Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (i) (subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end The above rules will only apply to the last Month of any period. Moy Park Beef Orleans means Moy Park Beef Orleans SARL, a company incorporated in France, the details of which are set out in Part 2 of Schedule 1. Moy Park France Holdco means Moy Park France Holdco SARL, a company incorporated in France, the details of which are set out in Part 2 of Schedule 1. Moy Park France means Moy Park France SAS, a company incorporated in France, the details of which are set out in Part 2 of Schedule 1 16

New Lender has the meaning given to that term in clause 24 ( Changes to the Lenders ). Obligor means a Borrower or a Guarantor. Obligors' Agent means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors' Agent ). Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in clause 4.3 (Conditions relating to Optional Currencies ). Original Financial Statements means in relation to the Parent, the audited consolidated financial statements of the Group for the Financial Year ended on or about 31 December 2017 Original Obligor means an Original Borrower or an Original Guarantor. Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. Party means a party to this Agreement. Permitted Acquisition means an acquisition of all or any part of the issued share capital of a limited liability company or the entry into of a Joint Venture that is permitted pursuant to the terms of clause 22.13 (Acquisitions and Joint Ventures ). Permitted ID Facilities means the invoice discounting facilities provided by GE Facto France to Moy Park France. Permitted Financial Indebtedness means any Financial Indebtedness permitted to be incurred pursuant to clause 22.14 (Financial Indebtedness ). Permitted Security means any Security permitted to the terms of clause 22.3 (Negative Pledge ). Permitted Shareholder Loan means a loan advanced, after the date of this agreement, by any one of the Shareholder Holding Companies to the Parent or an Obligor for general corporate purposes (including funding Permitted Acquisitions). Pilgrim's Pride means Pilgrim's Pride Corporation a corporation incorporated in the State of Delaware whose registered office is 1209 Orange Street, City of Wilmington, New Castle County, State of Delaware, United States. Prohibited Party means a person located in, organised under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a territory subject to comprehensive Sanctions (currently Crimea, Iran, Sudan (excluding South Sudan), Syria, or North Korea). Qualifying Lender has the meaning given to it in clause 13 (Tax gross-up and indemnities ). Quotation Day means, in relation to any period for which an interest rate is to be determined: (a) (i) (if the currency is sterling) the first day of that period; (ii) (if the currency is euro) two TARGET Days before the first day of that period; or (iii) for any other currency, two Business Days before the first day of that period, 17

(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). Reference Bank Quotation means any quotation supplied to the Agent by a Reference Bank. Reference Bank Rate means: (a) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks: (i) in relation to LIBOR as either: (A) if: (1) the Reference Bank is a contributor to the applicable Screen Rate; and (2) it consists of a single figure, the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or (B) in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market; or (ii) in relation to EURIBOR: (A) (other than where paragraph (B) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or (B) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator. Reference Banks means, in relation to LIBOR, the principal London offices of Bank of Ireland (UK) plc, and in relation to EURIBOR, the principal office in Dublin of The Governor and Company of the Bank of Ireland or, in each case, such other entities as may be appointed by the Agent (with the consent of such reference bank) in consultation with the Parent. Regulatory Authority means the Central Bank of Ireland, the Bank of England, the European Central Bank, the Financial Conduct Authority, the Minister for Finance of Ireland, the Revenue Commissioners of Ireland or any other regulatory authority in or of the United Kingdom, Ireland or the European Union or other community or federation of which the United Kingdom or Ireland is a member and which any Lender under this Agreement is subject to and is required to comply with. Related Fund in relation to a fund (the first fund ), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. Relevant Market means, in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market. 18

Repeating Representations means each of the representations set out in clauses 19.1 (Status ), 19.2 (Binding Obligations), 19.3 (Non-conflict with other obligations ), 19.4 (Power and authority ), 19.5 (Validity and admissibility in evidence ), 19.6 (Governing law and enforcement ), 19.7 (Insolvency ), 19.9 (No filing or stamp taxes ), 19.10 (No default ), 19.12 (Financial statements ), 19.13 (Pari pasu ranking ), 19.14 (Security and Financial Indebtedness ), 19.15 (No proceedings ), 19.19 (Anti-corruption law ), 19.20 (Anti-money laundering ) 19.21 (Centre of main interests and establishments ) and 19.22 (Sanctions ). Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. Resignation Letter means a letter substantially in the form set out in Error! Reference source not found. (Form of Resignation Letter ). Restricted Party means a person: listed on or owned or controlled by a person listed on any Sanctions List, or a person acting on behalf of such a person; located in, organised under the laws of or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions (including, without limitation, at the date of the this Agreement, Crimea, Cuba, Iran, Sudan, Syria or North Korea); or otherwise a subject of Sanctions. Rollover Loan means one or more Loans: (a) made or to be made on the same day that a maturing Loan is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing Loan; (c) in the same currency as the maturing Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency )); and (d) made or to be made to the same Borrower for the purpose of refinancing that maturing Loan. Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, imposed, enacted or enforced by a Sanctions Authority whether directly or indirectly applicable. Sanctions Authority means: (a) the Security Council of the United Nations; (b) the United States; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) any country to which any member of the Group is bound; and (f) the governments and official institutions or agencies of any of paragraphs (a) through (d) above, including OFAC, OEE, the United States Department of State and Her Majesty's Treasury. 19

Sanctions List means: (a) the Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List and List of Foreign Sanctions Evaders Sanctioned Pursuant to Executive Order 13608 maintained by OFAC; (b) "The Consolidated List of Financial Sanctions Targets" maintained by Her Majesty's Treasury; or (c) any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority (without limitation to the generality of the foregoing, such lists as are maintained by (i) the European Union, (ii) the United Nations Security Council Committee or (iii) the United States Department of State), each as amended, supplemented or substituted from time to time Screen Rate means: (a) in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and (b) in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. Shareholder Holding Companies means Pilgrim's Pride and Granite Holdings SARL, ONIX Investments UK Limited, Sandstone Holdings SARL and Ivory Investments Luxembourg SARL (each a Shareholder Holding Company ). Shareholder Holding Company Loan means a loan made or to be made to a Shareholder Holding Company in accordance with clause 22.17.1(iii) (Loans or Credit ). Specified Time means a day or time determined in accordance with Error! Reference source not found. (Timetables ). Subordination Deed means a subordination deed in favour of the Finance Parties in relation to the Existing Shareholder (Subordinated) Loan, the Existing Shareholder (Equity) Loan and any Permitted Shareholder Loans (in each case, in form and substance satisfactory to the Agent) and which permits repayment of the Existing Shareholder (Subordinated) Loan and any Permitted Shareholder Loans (but not, for the avoidance of doubt, the Existing Shareholder (Equity) Loan) only in a manner consistent with the provisions of Clause 22.18 (Dividends, share redemption and Permitted Shareholder Loan repayments). Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006. TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro. 20

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). Termination Date means the date falling on the fifth anniversary of the date of this agreement. Third Party Bilateral Facility Limit means £10,000,000.00 ( ten million pounds ). Total Commitments means the aggregate of the Commitments, being £100,000,000.00 ( one hundred million pounds ) at the date of this Agreement. Transfer Certificate means a certificate substantially in the form set out in Error! Reference source not found. (Form of Transfer Certificate ) or any other form agreed between the Agent and the Parent. Transfer Date means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. UK Obligor means any Obligor incorporated under the laws of Northern Ireland or England and Wales. United Kingdom means the United Kingdom of Great Britain and Northern Ireland; Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents. US means the United States of America. Utilisation means a utilisation of the Facility. Utilisation Date means the date of a Utilisation, being the date on which a Loan is to be made. Utilisation Request means a notice substantially in the form set out in Error! Reference source not found. (Utilisation Request ). VAT means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. 1.2 Construction 1.2.1 Unless a contrary indication appears, any reference in this Agreement to: (i) the Agent , the Arranger , any Finance Party , any Lender , any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; 21

(ii) a document in agreed form is a document which is previously agreed in writing by or on behalf of the Parent and the Agent or, if not so agreed, is in the form specified by the Agent; (iii) assets includes present and future properties, revenues and rights of every description; (iv) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (v) a group of Lenders includes all the Lenders; (vi) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vii) a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (viii) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (ix) a provision of law is a reference to that provision as amended or re-enacted; and (x) a time of day is a reference to London time. 1.2.2 The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. 1.2.3 Section, clause and Schedule headings are for ease of reference only. 1.2.4 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. 1.2.5 A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived. 1.3 Currency symbols and definitions $, USD and dollars denote the lawful currency of the United States of America/ £, GBP and sterling denote the lawful currency of the United Kingdom/ €, EUR and euro denote the single currency of the Participating Member States. 1.4 Third party rights 1.4.1 Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act ) to enforce or enjoy the benefit of any term of this Agreement. 1.4.2 Subject to Clause 36.3 (Other exceptions ) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 22

2 THE FACILITY 2.1 The Facility Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments. 2.2 Increase 2.2.1 The Parent may by giving prior notice to the Agent by no later than the date falling 7 Business Days after the effective date of a cancellation of: (i) the Available Commitments of a Defaulting Lender in accordance with Clause 8.6 (Right of cancellation in relation to a Defaulting Lender ); or (ii) the Commitment of a Lender in accordance with: (A) clause 8.1 (Illegality ); or (B) clause 8.5.1 of clause 8.5 (Right of replacement or repayment and cancellation in relation to a single Lender ), request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitment so cancelled as follows: (iii) the increased Commitments will be assumed by one or more Eligible Institutions (each an Increase Lender ) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments; (iv) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; (v) each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; (vi) the Commitments of the other Lenders shall continue in full force and effect; and (vii) any increase in the Commitments shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender. 2.2.2 The Agent shall, subject to clause 2.2.3 below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation. 2.2.3 The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary " know your customer " or other similar 23 checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. 2.2.4 Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender. 2.2.5 The Parent shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this clause 2.2. 2.2.6 The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under clause 24.4 (Assignment or transfer fee ) if the increase was a transfer pursuant to clause 24.6 (Procedure for transfer ) and if the Increase Lender was a New Lender. 2.2.7 The Parent may pay to the Increase Lender a fee in the amount and at the times agreed between the Parent and the Increase Lender in a letter between the Parent and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this clause 2.2.7. 2.2.8 Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents. 2.2.9 Clause 24.5 (Limitation of responsibility of Existing Lenders ) shall apply mutatis mutandis in this clause 2.2 in relation to an Increase Lender as if references in that clause to: (i) Existing Lender were references to all the Lenders immediately prior to the relevant increase; (ii) the New Lender were references to that Increase Lender ; and (iii) a re-transfer and re-assignment were references to respectively a transfer and assignment . 2.3 Finance Parties' rights and obligations 2.3.1 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. 2.3.2 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with clause 2.3.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. 24

2.3.3 A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.4 Obligors' Agent 2.4.1 Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (ii) (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. 2.4.2 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. 3 PURPOSE 3.1 Purpose Each Borrower shall apply all amounts borrowed by it under the Facility towards the general corporate and working capital purposes of the Group (including Permitted Acquisitions). 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4 CONDITIONS OF UTILISATION 4.1 Initial conditions precedent 4.1.1 No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2Part 1 (Conditions precedent ) in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied. 4.1.2 Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 4.1.1 above, the Lenders authorise (but do not 25 require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation ) if on the date of the Utilisation Request and on the proposed Utilisation Date: 4.2.1 in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and 4.2.2 the Repeating Representations to be made by each Obligor are true in all material respects. 4.3 Conditions relating to Optional Currencies 4.3.1 A currency will constitute an Optional Currency in relation to a Loan if: (i) it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Loan; and (ii) it is Euro or USD Dollars or it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan. 4.3.2 If the Agent has received a written request from the Parent for a currency to be approved under clause 4.3.1(ii) above, the Agent will confirm to the Parent by the Specified Time: (i) whether or not the Lenders have granted their approval; and (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency. 4.4 Maximum number of Loans 4.4.1 A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Loans would be outstanding. 4.4.2 Any Loan made by a single Lender under clause 6.2 (Unavailability of a currency ) shall not be taken into account in this clause 4.4. 5 UTILISATION 5.1 Delivery of a Utilisation Request A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request 5.2.1 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; 26

(ii) the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount ); and (iii) the proposed Interest Period complies with clause 10 (Interest Periods ). 5.2.2 Only one Loan may be requested in each Utilisation Request. 5.3 Currency and amount 5.3.1 The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. 5.3.2 The amount of the proposed Loan must be: (i) if the currency selected is the Base Currency, a minimum of £5,000,000.00 ( five million pounds ) with integrals of £250,000.00 ( two hundred and fifty thousand pounds ) or, if less, the Available Facility; or (ii) if the currency selected is Euro, a minimum of €5,000,000.00 (five million euro) with integrals of €250,000.00 (two hundred and fifty thousand euro ) above such amount, or, if less, the Available Facility; (iii) if the currency selected is USD, a minimum of USD 5,000,000.00 (five million dollars ) with integrals of $250,000.00 ( two hundred and fifty thousand dollars) above such amount, or, if less the Available Facility; (iv) if the currency selected is an Optional Currency (other than € or USD), the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to clause 4.3.2 (Conditions relating to Optional Currencies ) or, if less, the Available Facility; and (v) in any event, in each case, such that its Base Currency Amount is less than or equal to the Available Facility. 5.4 Lenders' participation 5.4.1 If the conditions set out in this Agreement, and subject to clause 7.1 (Repayment of Loans ) have been met each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. 5.4.2 The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. 5.4.3 The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan, in each case by the Specified Time. 5.5 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. 6 OPTIONAL CURRENCIES 6.1 Selection of currency A Borrower (or the Parent on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request. 27

6.2 Unavailability of a currency If before the Specified Time on any Quotation Day: 6.2.1 a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or 6.2.2 a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period. 6.3 Participation in a Loan Each Lender's participation in a Loan will be determined in accordance with clause 5.4.2 (Lenders' participation ). 7 REPAYMENT 7.1 Repayment of Loans 7.1.1 Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period. 7.1.2 Without prejudice to each Borrower's obligation under clause 7.1.1 above, if: (i) one or more Loans are to be made available to a Borrower: (A) on the same day that a maturing Loan is due to be repaid by that Borrower; (B) in the same currency as the maturing Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency )); and (C) in whole or in part for the purpose of refinancing the maturing Loan; and (ii) the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Parent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that: (A) If the amount of the maturing Loan exceeds the aggregate amount of the new Loans: (1) the relevant Borrower will only be required to make a payment under clause 30.1 (Payments to the Agent ) in an amount in the relevant currency equal to that excess; and (2) each Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required 28 to make a payment under clause 30.1 (Payments to the Agent ) in respect of its participation in the new Loans; and (B) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans: (1) the relevant Borrower will not be required to make a payment under clause 30.1 (Payments to the Agent ); and (2) each Lender will be required to make a payment under clause 30.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan. 7.1.3 At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date applicable to the Facility and will be treated as separate Loans (the Separate Loans ) denominated in the currency in which the relevant participations are outstanding. 7.1.4 If the Borrower makes a prepayment of a Loan pursuant to Clause 8.4 (Voluntary prepayment of Loans ), a Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than 5 Business Days' prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan to the amount of the Separate Loans shall not exceed the proportion borne by the amount of the prepayment of the Loan. The Agent will forward a copy of a prepayment notice received in accordance with this clause 7.1.4 to the Defaulting Lender concerned as soon as practicable on receipt. 7.1.5 Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan. 7.1.6 The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with clause 7.1.3 to 7.1.5 above, in which case those clauses shall prevail in respect of any Separate Loan. 8 PREPAYMENT AND CANCELLATION 8.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan: 8.1.1 that Lender shall promptly notify the Agent upon becoming aware of that event; 8.1.2 upon the Agent notifying the Parent, the Available Commitment of that Lender will be immediately cancelled; and 8.1.3 to the extent that the Lender's participation has not been transferred pursuant to clause 8.5.5(iv) (Right of replacement or repayment and cancellation in relation to a single Lender ), each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day 29 of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participations repaid. 8.2 Change of control 8.2.1 If: (i) JBS USA ceases to control Pilgrim's Pride or any person or group of persons acting in concert gains control of Pilgrim's Pride; and/or (ii) JBS SA ceases to control JBS USA or any person or group acting in concert gains control of JBS USA; and/or (iii) the Parent ceases to be wholly owned by Pilgrim's Pride; in each case: (A) the Parent shall promptly notify the Agent upon becoming aware of that event; (B) a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and (C) if a Lender so requires and notifies the Agent within 5 days of the Parent notifying the Agent of the occurrence of the event, the Agent shall, by not less than 30 days notice to the Parent, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding Loans and amounts will become immediately due and payable; and 8.2.2 For the purpose of clause 8.2.1 (Change of Control ) above control means (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (A) cast, or control the casting of, more than 49% of the maximum number of votes that might be cast at a general meeting of the Pilgrim's Pride, or as applicable JBS USA; (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the Pilgrim's Pride, or as applicable JBS USA; or (C) give directions with respect to the operating and financial policies of Pilgrim's Pride with which the directors or other equivalent officers of such entities are obliged to comply; (ii) hold beneficially more than 49% of the issued share capital of Pilgrim's Pride, or as applicable JBS USA, (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) 8.2.3 For the purpose of clause 8.2.1 (Change of Control ) (above) acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in Pilgrim's Pride by any of them, either directly or indirectly, to obtain or consolidate control of Pilgrim's Pride, or as applicable JBS USA. 8.3 Voluntary cancellation The Parent may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000.00 30

(five million pounds ) of the Available Facility. Any cancellation under this clause 8.3 shall reduce the Commitments of the Lenders rateably. 8.4 Voluntary prepayment of Loans The Borrower to which a Loan has been made may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of £5,000,000.00 ( five million pounds )). 8.5 Right of replacement or repayment and cancellation in relation to a single Lender 8.5.1 If: (i) any sum payable to any Lender by an Obligor is required to be increased under clause 13.2.4(iii) (Tax gross-up ); or (ii) any Lender claims indemnification from the Parent under clause 13.3 (Tax indemnity ) or clause 14.1 (Increased costs ); the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with clause 8.5.4 below. 8.5.2 On receipt of a notice of cancellation referred to in clause 8.5.1 above, the Commitment of that Lender shall immediately be reduced to zero. 8.5.3 On the last day of each Interest Period which ends after the Parent has given notice of cancellation under clause 8.5.1(i) above (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan. 8.5.4 If: (i) (any of the circumstances set out in clause 8.5.1 above apply to a Lender; or (ii) (an Obligor becomes obliged to pay any amount in accordance with clause 8.1 (Illegality ) to any Lender, the Parent may on 5 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to clause 24 (Changes to the Lenders ) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 24 (Changes to the Lenders ) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents. 8.5.5 The replacement of a Lender pursuant to clause 8.5.4 above shall be subject to the following conditions: (i) the Parent shall have no right to replace the Agent; (ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender; (iii) (in no event shall the Lender replaced under clause 8.5.4 above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and 31

(iv) the Lender shall only be obliged to transfer its rights and obligations pursuant to clause 8.5.4 above once it is satisfied that it has complied with all necessary " know your customer " or other similar checks under all applicable laws and regulations in relation to that transfer. 8.5.6 A Lender shall perform the checks described in clause 8.5.5(iv) above as soon as reasonably practicable following delivery of a notice referred to in clause 8.5.4 above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks. 8.6 Right of cancellation in relation to a Defaulting Lender 8.6.1 If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days' notice of cancellation of each Available Commitment of that Lender. 8.6.2 On the notice referred to in clause 8.6.1 above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. 8.6.3 The Agent shall as soon as practicable after receipt of a notice referred to in clause 8.6.1 above, notify all the Lenders. 8.7 Restrictions 8.7.1 Any notice of cancellation or prepayment given by any Party under this clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 8.7.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. 8.7.3 Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. 8.7.4 The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. 8.7.5 Subject to clause 2.2 (Increase ), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 8.7.6 If the Agent receives a notice under this clause 8 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate. 8.7.7 If all or part of any Lender's participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent )), an amount of that Lender's Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. 8.8 Application of prepayments Any prepayment of a Loan pursuant to clause 8.2 (Change of control ) or clause 8.4 (Voluntary prepayment of Loans ) shall be applied pro rata to each Lender's participation in that Loan. 32

9 INTEREST 9.1 Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: 9.1.1 Margin; and 9.1.2 LIBOR or, in relation to any Loan in euro, EURIBOR; and 9.1.3 Mandatory Cost, if any. 9.2 Payment of interest 9.2.1 The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period). 9.2.2 If the Compliance Certificate received by the Agent which relates to the relevant Annual Financial Statements shows that a higher Margin should have applied during a certain period, then the Parent shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period. 9.3 Default interest 9.3.1 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 9.3.2(ii) below, is 2 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 9.3 shall be immediately payable by the Obligor on demand by the Agent. 9.3.2 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) (the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due. 9.4 Notification of rates of interest 9.4.1 The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement. 9.4.2 The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan. 33

10 INTEREST PERIODS 10.1 Selection of Interest Periods 10.1.1 A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan. 10.1.2 Subject to this clause 10, a Borrower (or the Parent) may select an Interest Period of 1 month, 3 months or 6 Months, or of any other period agreed between the Parent, the Agent and all the Lenders. 10.1.3 An Interest Period for a Loan shall not extend beyond the Termination Date. 10.1.4 Each Interest Period for a Loan shall start on the Utilisation Date. 10.1.5 A Loan has one Interest Period only. 10.2 Non-Business Days 10.2.1 If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 11 CHANGES TO THE CALCULATION OF INTEREST 11.1 Unavailability of Screen Rate 11.1.1 Interpolated Screen Rate : If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan. 11.1.2 Shortened Interest Period : If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for: (i) the currency of a Loan; or (ii) the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable LIBOR or EURIBOR for that shortened Interest Period shall be determined on that basis. 11.1.3 Shortened Interest Period and Historic Screen Rate : If the Interest Period of a Loan is, after giving effect to clause 11.1.2(ii) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for LIBOR or, if applicable EURIBOR for: (i) the currency of that Loan; or (ii) the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR or EURIBOR shall be the Historic Screen Rate for that Loan. 11.1.4 Shortened Interest Period and Interpolated Historic Screen Rate : If clause 11.1.3 above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable LIBOR 34 or EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan. 11.1.5 Reference Bank Rate : If clause 11.1.3 above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to clause 11.1.2 above, revert to its previous length and the applicable LIBOR or EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan / there shall be no LIBOR or EURIBOR for that Loan and clause 11.4 (Cost of funds ) shall apply to that Loan for that Interest Period. 11.1.6 Cost of funds : If clause 11.1.5 above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR for that Loan and clause 11.4 (Cost of funds ) shall apply to that Loan for that Interest Period. 11.2 Calculation of Reference Bank Rate 11.2.1 If LIBOR or EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks. 11.2.2 If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period. 11.3 Market disruption If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan are equal to or exceed 30 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR then clause 11.4 (Cost of funds ) shall apply to that Loan for the relevant Interest Period. 11.4 Cost of funds 11.4.1 If this clause 11.4 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling 1 Business Day after the Quotation Day (or, if earlier, on the date falling 5 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select; and (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan. 11.4.2 If this clause 11.4 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. 11.4.3 Any alternative basis agreed pursuant to clause 11.4.2 above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties. 11.4.4 If this clause 11.4.4 applies pursuant to clause 11.3 (Market disruption ) and: 35

(i) a Lender's Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or (ii) a Lender does not supply a quotation by the time specified in clause 11.4.1 above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of clause 11.4.4(i) above, to be LIBOR or, in relation to a Loan in euro, EURIBOR. 11.5 Notification to the Parent If clause 11.4 (Cost of funds ) applies the Agent shall, as soon as is practicable, notify the Parent. 11.6 Break Costs 11.6.1 Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. 11.6.2 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 12 FEES 12.1 Commitment fee 12.1.1 The Parent shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 30 per cent. per annum of the applicable margin for the Availability Period. 12.1.2 The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. 12.1.3 No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 12.2 Arrangement fee The Parent shall pay to the Agent for the account of the Lenders an arrangement fee in the amount of 0.5 per cent. of the Total Commitments within 5 Business Days of the date of this Agreement. 12.3 Agency fee The Parent shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 13 TAX GROSS UP AND INDEMNITIES 13.1 Definitions 13.1.1 In this Agreement: Borrower DTTP Filing means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which: 36 where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 1Part 3 (The Original Parties ), and where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower. Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. Qualifying Lender means: a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; 37

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (iii) a Treaty Lender; or a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document. Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: a company resident in the United Kingdom for United Kingdom tax purposes; a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. Tax Credit means a credit against, relief or remission for, or repayment of any Tax. Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 13.2 (Tax gross-up ) or a payment under clause 13.3 (Tax indemnity ). Treaty Lender means a Lender which: (a) is treated as a resident of a Treaty State for the purposes of the Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected. Treaty State means a jurisdiction having a double taxation agreement (a Treaty ) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. 13.2 Tax gross-up 13.2.1 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. 13.2.2 The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable 38 to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor. 13.2.3 If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 13.2.4 A payment shall not be increased under clause 13.2.3 above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph 13.1.1(a)(ii) of the definition of Qualifying Lender; and: (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a Direction ) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Parent a certified copy of that Direction; and (B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph 13.1.1(a)(ii) of the definition of Qualifying Lender and: (A) the relevant Lender has not given a Tax Confirmation to the Parent; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or (iv) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 13.2.8 or 13.2.9 (as applicable) below. 13.2.5 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. 13.2.6 [Not used]. 13.2.7 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 39

13.2.8 (i) Subject to clause 13.2.8(ii)(B) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. (ii) (A) A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1Part 3 (The Original Parties ); and (B) a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to clause 13.2.8(i) above. 13.2.9 If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph 13.2.8(ii) above and: (i) a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or (ii) a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but: (A) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction. 13.2.10 If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause 13.2.8(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan unless the Lender otherwise agrees. 13.2.11 A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender. 13.3 Tax indemnity 13.3.1 The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. 13.3.2 Clause 13.3.1 above shall not apply: 40

(i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under clause 13.2 (Tax gross-up ); (B) would have been compensated for by an increased payment under clause 13.2 (Tax gross-up ) but was not so compensated solely because one of the exclusions in clause 13.2.4 (Tax gross-up ) applied; or (C) relates to a FATCA Deduction required to be made by a Party. 13.3.3 A Protected Party making, or intending to make a claim under clause 13.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent. 13.3.4 A Protected Party shall, on receiving a payment from an Obligor under this clause 13.3, notify the Agent. 13.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 13.5 Lender status confirmation Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in: 13.5.1 not a Qualifying Lender; 13.5.2 a Qualifying Lender (other than a Treaty Lender); or 13.5.3 a Treaty Lender. If such a Lender fails to indicate its status in accordance with this clause 13.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until 41 such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this clause 13.5. 13.6 Stamp taxes The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 13.7 VAT 13.7.1 All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to clause 13.7.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). 13.7.2 If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier ) to any other Finance Party (the Recipient ) under a Finance Document, and any Party other than the Recipient (the Relevant Party ) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this clause 13.7.2(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) ((where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. 13.7.3 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. 13.7.4 Any reference in this clause 13.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994). 13.7.5 In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 42

13.8 FATCA information 13.8.1 Subject to clause 13.8.1(iii) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) (supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. 13.8.2 If a Party confirms to another Party pursuant to clause 13.8.1(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. 13.8.3 Clause 13.8.1 above shall not oblige any Finance Party to do anything, and clause 13.8.1(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. 13.8.4 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 13.8.1(i) or 13.8.1(ii) above (including, for the avoidance of doubt, where clause 13.8.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 13.9 FATCA Deduction 13.9.1 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. 13.9.2 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties. 43

14 INCREASED COSTS 14.1 Increased costs 14.1.1 Subject to clause 14.3 (Exceptions ) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. 14.1.2 In this Agreement " Increased Costs " means: (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. 14.2 Increased cost claims 14.2.1 A Finance Party intending to make a claim pursuant to clause 14.1 (Increased costs ) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent. 14.2.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. Following a request by the Parent, the Lender shall provide such certificate (or a copy of it) to the Parent as soon as reasonably practicable. 14.3 Exceptions 14.3.1 clause 14.1 (Increased costs ) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by clause 13.3 (Tax indemnity ) (or would have been compensated for under clause 13.3 (Tax indemnity ) but was not so compensated solely because any of the exclusions in clause 13.3.2 (Tax indemnity ) applied); (iv) compensated for by the payment of the Mandatory Cost; or (v) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. 14.3.2 In this clause 14.3, a reference to a Tax Deduction has the same meaning given to that term in clause 13.1 (Definitions ). 44

15 OTHER INDEMNITIES 15.1 Currency indemnity 15.1.1 If any sum due from an Obligor under the Finance Documents (a Sum ), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency ) in which that Sum is payable into another currency (the Second Currency ) for the purpose of: making or filing a claim or proof against that Obligor; obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. 15.1.2 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 15.2 Other indemnities The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: 15.2.1 the occurrence of any Event of Default; 15.2.2 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 29 (Sharing among the Finance Parties ); 15.2.3 funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or 15.2.4 a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent. 15.3 Indemnity to the Agent 15.3.1 The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. (iv) any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents. 45

15.3.2 The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent pursuant to Clause 30.10 (Disruption to Payment Systems etc .) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent. 16 MITIGATION BY THE LENDERS 16.1 Mitigation 16.1.1 Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result (i) in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 8.1 (Illegality ), clause 13 (Tax gross-up and indemnities ) or clause 14 (Increased costs ). 16.1.2 Clause 16.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents. 16.2 Limitation of liability 16.2.1 The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 16.1 (Mitigation ). 16.2.2 A Finance Party is not obliged to take any steps under clause 16.1 (Mitigation ) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 17 COSTS AND EXPENSES 17.1 Transaction expenses The Parent shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of: 17.1.1 this Agreement and any other documents referred to in this Agreement; and 17.1.2 any other Finance Documents executed after the date of this Agreement. 17.2 Amendment costs If: 17.2.1 an Obligor requests an amendment, waiver or consent; or 17.2.2 an amendment is required pursuant to clause 30.9 (Change of currency ), the Parent shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 17.3 Enforcement costs The Parent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document. 46

18 GUARANTEE AND INDEMNITY 18.1 Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally: 18.1.1 guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents; 18.1.2 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and 18.1.3 agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 18 if the amount claimed had been recoverable on the basis of a guarantee. 18.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 18.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 18.4 Waiver of defences The obligations of each Guarantor under this clause 18 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 18 (without limitation and whether or not known to it or any Finance Party) including: 18.4.1 any time, waiver or consent granted to, or composition with, any Obligor or other person; 18.4.2 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; 18.4.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; 18.4.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; 18.4.5 any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or 47 security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; 18.4.6 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or 18.4.7 any insolvency or similar proceedings. 18.5 Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 18.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: 18.6.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and 18.6.2 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 18. 18.7 Deferral of Guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 18: 18.7.1 to be indemnified by an Obligor; 18.7.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; 18.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; 18.7.4 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 18.1 (Guarantee and indemnity ); 18.7.5 to exercise any right of set-off against any Obligor; and/or 18.7.6 to claim or prove as a creditor of any Obligor in competition with any Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full 48 on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 30 (Payment mechanics ). 18.8 Release of Guarantors' right of contribution If any Guarantor (a Retiring Guarantor ) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: 18.8.1 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and 18.8.2 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 18.9 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 18.10 Guarantee limitations This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Letter applicable to such Additional Guarantor 19 REPRESENTATIONS Each Obligor makes the representations and warranties set out in this clause 19 to each Finance Party on the date of this Agreement. 19.1 Status 19.1.1 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. 19.1.2 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 19.2 Binding obligations The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations. 19.3 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with: 19.3.1 any law or regulation applicable to it; 49

19.3.2 its or any of its Subsidiaries' constitutional documents; or 19.3.3 any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets. 19.4 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. 19.5 Validity and admissibility in evidence Subject to the Legal Reservations, all Authorisations required or desirable: 19.5.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and 19.5.2 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect. 19.6 Governing law and enforcement 19.6.1 The choice of the laws of Northern Ireland as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. 19.6.2 Any judgment obtained in Northern Ireland in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation. 19.7 Insolvency No: (i) corporate action, legal proceeding or other procedure or step described in of Clause 23.7 (Insolvency proceedings ); or (ii) creditors' process described in Clause 23.8 (Creditors' process ), has been taken or, to the knowledge of the Parent, threatened in relation to a member of the Group; and none of the circumstances described in Clause 23.6 (Insolvency ) applies to a member of the Group. 19.8 Deduction of Tax It is not required to make any Tax Deduction (as defined in clause 13.1 (Definitions )) from any payment it may make under any Finance Document. 19.9 No filing or stamp taxes Subject to the Legal Reservations, under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents. 50

19.10 No default 19.10.1 No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation. 19.10.2 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect. 19.11 No misleading information 19.11.1 Any factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. 19.11.2 The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions as at the date it was provided or at the date (if any) at which it is stated. 19.11.3 Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect. 19.12 Financial statements 19.12.1 Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied. 19.12.2 Its unaudited Original Financial Statements fairly represent its financial condition and results of operations for the relevant month or financial quarter. 19.12.3 Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year. 19.12.4 There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent) since the Original Financial Statements. 19.12.5 Its most recent financial statements delivered pursuant to Clause 20.1 (Financial Statements ) (i) have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and (ii) give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate. 19.12.6 The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied. 19.12.7 Since the date of the most recent financial statements delivered pursuant to Clause 20.1 (Financial Statements ) there has been no material adverse change in the business, assets or financial condition of the Group 51

19.13 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 19.14 Security and Financial Indebtedness 19.14.1 No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement. 19.14.2 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement. 19.15 No proceedings 19.15.1 No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. 19.15.2 No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries. 19.16 [Not used] 19.17 Environmental laws 19.17.1 Each member of the Group is in compliance with Clause 22.7 (Environmental compliance ) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. 19.17.2 No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect. 19.18 Group Structure Chart The Group Structure Chart delivered to the Agent pursuant to Schedule 2Part 1 (Conditions precedent ) is true, complete and accurate in all material respects and shows the following information: 19.18.1 each member of the Group, including current name and company registration number, its Original Jurisdiction (in the case of an Obligor), its jurisdiction of incorporation (in the case of a member of the Group which is not an Obligor) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability; and 19.18.2 all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person. 52

19.19 Anti-corruption law Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 19.20 Anti-money laundering No member of the Group or any of their Affiliates: 19.20.1 is, to the Parent’s knowledge, under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law; 19.20.2 has been, to the Parent’s knowledge with respect to Affiliates of any member of the Group, assessed civil penalties under any Anti-Money Laundering Laws; or 19.20.3 has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. 19.21 Centre of main interests and establishments 19.21.1 For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the " Regulation "), in respect of each of the UK Obligors its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Northern Ireland and it has no "establishment " (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. 19.22 Sanctions 19.22.1 Neither it nor any other member of the Group nor any of their respective directors or officers or to the best of its knowledge and belief (having made due and careful enquiries and having taken reasonable measures to ensure compliance with Sanctions) any employees or any other person acting on behalf of any of the foregoing: (i) is a Restricted Party or acts directly or indirectly on behalf of a Restricted Party to the extent that being a Restricted Party or acting directly or indirectly on behalf of a Restricted Party would lead to non-compliance by any Finance Party or any of its Affiliates or any member of the Group with any Sanctions; (ii) is a Prohibited Party or acts directly or indirectly on behalf of a Prohibited Party; (iii) is subject to any claim, action, proceeding, (to the best of its knowledge and belief (having made all due and reasonably enquiries)) investigation, notice or demand with respect to Sanctions; or (iv) has engaged or is engaging, directly or indirectly knowingly (after due and careful enquiry), in any trade, business or other activities with or for the benefit of any Restricted Party. 19.23 Repetition 19.23.1 All the representations and warranties in this Clause 19 are made by each Original Obligor on the date of this Agreement. 19.23.2 The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in Clauses 19.12.1 to 19.12.3 (Financial Statements ) will cease to be so made once subsequent financial statements have been delivered under this Agreement). 53

19.23.3 All of the Repeating Representations and are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor. 19.23.4 Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. 20 INFORMATION UNDERTAKINGS The undertakings in this clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 20.1 Financial statements The Parent shall supply to the Agent in sufficient copies for all the Lenders: 20.1.1 as soon as the same become available but in any event within 180 days after the end of each of its Financial Years: (i) its audited consolidated financial statements for that Financial Year; and (ii) if so requested by a Lender, the audited financial statements of each Obligor for that Financial Year; and 20.1.2 as soon as the same become available but in any event within 60 days after the end of each Financial Quarter of each of its Financial Years: (i) its consolidated financial statements for that Financial Quarter; and (ii) if so requested by a Lender, the financial statements of each Obligor for that Financial Quarter. 20.2 Compliance Certificate 20.2.1 The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to clause 20.1.1 or 20.1.2 (Financial statements ), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 21 (Financial Covenants ) as at the date as at which those financial statements were drawn up. 20.2.2 Each Compliance Certificate shall be signed by the Chief Financial Officer of the Parent, or in his/her absence the President of the Parent. 20.3 Requirements as to financial statements 20.3.1 Each set of financial statements delivered by the Parent pursuant to clause 20.1 (Financial statements ) shall: (i) be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up; and (ii) in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Parent comparing actual performance for the period to which the financial statements relate to the actual performance for the corresponding period in the preceding Financial Year of the Group. 20.3.2 The Parent shall procure that each set of financial statements delivered pursuant to clause 20.1 (Financial statements ) is prepared in accordance with the Accounting Principles. 54

20.3.3 The Parent shall procure that each set of financial statements of an Obligor delivered pursuant to clause 20.1 (Financial statements ) is prepared in accordance with the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent: (i) a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 21 ( Financial covenants ) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 20.3.4 If the Parent notifies the Agent of a change in the Accounting Principles in accordance with paragraph 20.3.3 above as a result of the adoption of IFRS16 and the Parent or the Agent (acting on the instructions of the Lenders) determines (acting reasonably) that amendments are required to the financial covenant definitions set out in clause 21 (Financial Covenants ) or the financial covenant ratios set out in clause 21.2 (Financial Condition ) (the Relevant Provisions ) to ensure that the Parent, and the Group, maintains the same level of headroom on those ratios or that the Lenders retain the same level of protection under those financial covenants, the Parent and the Agent (acting on behalf of the Lenders) shall enter into negotiations in good faith with a view to agreeing any such amendments. For the avoidance of doubt, if the Parent and the Lenders have not agreed on an acceptable amendment to the Relevant Provisions then the Relevant Provisions shall remain in place and the Parent shall be required to restate their consolidated financial statements as if such new accounting principle did not apply. 20.4 Budget 20.4.1 The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 30 days after the start of each of its Financial Years, an annual Budget for that Financial Year. 20.4.2 The Parent shall ensure that each Budget for a Financial year: (i) is in a form reasonably acceptable to the Agent and includes: (A) a projected consolidated profit and loss, balance sheet and cashflow statement for the Group; and (B) projected financial covenant calculations; for that Financial Year and for each Financial Quarter of that Financial Year; (ii) is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 20.1 (Financial statements ); and (iii) has been approved by the Chief Financial Officer or President of the Parent. 55

20.4.3 If the Parent updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget. 20.5 Information: miscellaneous The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): 20.5.1 all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally (but only in respect of any matters outside of normal business or trading activities) at the same time as they are dispatched; 20.5.2 as soon as reasonably practicable, upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; 20.5.3 as soon as reasonably practicable, upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect; and 20.5.4 as soon as reasonably practicable, such further information including the financial condition, business and operations of any member of the Group and the financial statements, Distribution Certificates, Compliance Certificates and Budgets delivered from time to time under this Agreement as any Finance Party (through the Agent) may reasonably request. 20.6 Notification of default 20.6.1 Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). 20.6.2 Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 20.7 Use of websites 20.7.1 The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders ) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the Designated Website ) if: (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method; (ii) both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and (iii) the information is in a format previously agreed between the Parent and the Agent. If any Lender (a Paper Form Lender ) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall supply the Agent with at least one copy in paper form of any information required to be provided by it. 56

20.7.2 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent. 20.7.3 The Parent shall promptly upon becoming aware of its occurrence notify the Agent if: (i) the Designated Website cannot be accessed due to technical failure; (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website; (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or (v) the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software. If the Parent notifies the Agent under clause 20.7.3(i) or clause 20.7.3(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing. 20.7.4 Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall comply with any such request within ten Business Days. 20.8 "Know your customer" checks 20.8.1 If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of clause 20.8.1(iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause 20.8.1(iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in clause 20.8.1(iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 20.8.2 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 57

20.8.3 The Parent shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 26 (Changes to the Obligors ). 20.8.4 Following the giving of any notice pursuant to clause 20.8.1(iii) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. 21 FINANCIAL COVENANTS 21.1 Financial definitions In this Agreement: Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions but excluding any Permitted Shareholder Loan provided it is subject to a Subordination Deed; (b) any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent); (c) any note purchase facility or the issue of bonds, letters of credit, notes, debentures, loan stock or any similar instrument; (d) any Finance Lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non- recourse basis and meet any requirements for de-recognition under the Accounting Principles); (f) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme; (g) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles; (h) any liabilities over £250,000 under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply; (i) any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and 58

(j) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above. EBITDA means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation (including the results from discontinued operations): (a) before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period; (b) not including any accrued interest owing to any member of the Group; (c) after adding back any amount attributable to the amortisation or depreciation or impairment of assets (including, for the avoidance of doubt, any biological assets) of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period); (d) before taking into account any Exceptional Items; (e) after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests; (f) plus or minus the Group's share of the profits or losses (after finance costs and tax) of Non-Group Entities; (g) before taking into account any unrealised gains or losses on any derivative instrument; (h) before taking into account any Pension Items; in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation. Exceptional Items means any exceptional, one off, non-recurring or extraordinary items of an unusual or non-recurring nature which are consistent with the Accounting Principles and represent gains or losses including but not limited to those arising on: (a) the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring; (b) disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment; and (c) disposals of assets associated with discontinued operations; Finance Charges means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by any member of the Group (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period: (a) excluding any upfront fees or costs; (b) excluding any commission, fees, discounts and other finance payments in respect of any Permitted Shareholder Loan provided it is subject to a Subordination Deed; (c) including the interest (but not the capital) element of payments in respect of Finance Leases; 59

(d) including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement; (e) excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes; (f) if a Joint Venture is accounted for on a proportionate consolidation basis, after adding the Group's share of the finance costs or interest receivable of the Joint Venture; and (g) taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis; and so that no amount shall be added (or deducted) more than once. Finance Lease means a lease or hire purchase contract which would, in accordance with the Accounting Principles be treated as a finance or capital lease. Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date. Financial Year means the annual accounting period of the Group ending on or about 31 December in each year. Interest Cover means the ratio of EBITDA to Finance Charges in respect of any Relevant Period. Leverage means, in respect of any Relevant Period, the ratio of Total Net Senior Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period. Net Finance Charges means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Group (other than by another member of the Group) on any cash or Cash Equivalent Investment Non-Group Entity means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest. Pension Items means any income or charge attributable to a post-employment benefit scheme other than the current service costs attributable to the scheme. Quarter Date means each of 31 March, 30 June, 30 September and 31 December. Relevant Period means each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter. Total Net Senior Debt means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but: excluding any such obligations to any other member of the Group; including , in the case of Finance Leases only, their capitalised value; and deducting the aggregate amount of Cash held by any of the Group at that time, and so that no amount shall be included or excluded more than once. 60

21.2 Financial condition 21.2.1 The Parent shall ensure that: (i) Leverage : Leverage in respect of any Relevant Period shall not exceed 3:1; and (ii) Interest Cover : Interest Cover in respect of any Relevant Period shall be greater than 3:1. 21.3 Financial testing 21.3.1 The financial covenants set out in Clause 21.2 (Financial condition ) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to Clause 20.1 (Financial statements ) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate ). 22 GENERAL UNDERTAKINGS The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 22.1 Authorisations Each Obligor shall promptly: 22.1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and 22.1.2 supply certified copies to the Agent of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents. 22.2 Compliance with laws Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents. 22.3 Negative pledge In this clause 22.3, " Quasi-Security " means an arrangement or transaction described in clause 22.3.2 below. 22.3.1 No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets 22.3.2 No Obligor shall (and the Parent shall ensure that no other member of the Group will): (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, 61 in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. 22.3.3 Clauses 22.3.1 and 22.3.2 above do not apply to any Security or (as the case may be) Quasi- Security, listed below: (i) in respect of paragraph (ii) of Clause 22.3.2 (above), the Permitted ID Facilities provided the Obligors are in compliance with the terms of Clause 22.15 ( Permitted ID Facilities ); (ii) any Existing Security except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule; (iii) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; (iv) any payment or close out netting or set-off arrangement pursuant to any hedging transaction constituting Permitted Financial Indebtedness and entered into by a member of the Group for the purpose of: (A) hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or (B) its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction; (v) any lien arising by operation of law and in the ordinary course of trading; (vi) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if: (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group; (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and (C) the Security or Quasi-Security is removed or discharged within one month of the date of acquisition of such asset; (vii) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if: (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that company; (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (C) the Security or Quasi-Security is removed or discharged within one month of that company becoming a member of the Group; (viii) any Security or Quasi-Security entered into pursuant to any Finance Document; 62

(ix) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; or (x) any Security or Quasi-Security securing indebtedness the principal amount of which when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group (including any Existing Security referred to in paragraph (ii) above but excluding any Security or Quasi-Security permitted under paragraphs 22.3.3(iii) to 22.3.3(ix) above, does not exceed in aggregate £6,000,000.000 ( six million pounds ) (or its equivalent in another currency or currencies) during the Financial Year ending December 2019 and £5,000,000 ( five million pounds ) or its equivalent in another currency or currencies during each Financial Year thereafter. 22.4 Disposals 22.4.1 No Obligor shall (and the Parent shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. 22.4.2 Clause 22.4.1 above does not apply to any sale, lease, transfer or other disposal: (i) made in the ordinary course of trading of the disposing entity; (ii) (of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash); or (iii) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (iii) above) does not exceed £5,000,000.000 ( five million pounds ) (or its equivalent in another currency or currencies) in any Financial Year. 22.5 Merger 22.5.1 No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction. 22.6 Change of business The Parent shall procure that no substantial change is made to the general nature of the business of the Parent or the Group (taken as a whole) from that carried on at the date of this Agreement. 22.7 Environmental compliance 22.7.1 Each Obligor shall (and the Parent shall ensure that each member of the Group will): (i) comply with all Environmental Law; (ii) obtain, maintain and ensure compliance with all requisite Environmental Permits; (iii) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 22.8 Environmental Claims 63

22.8.1 Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agent in writing of: (i) any Environmental Claim against any member of the Group which is current, pending or threatened; and (ii) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect. 22.9 Anti-corruption law 22.9.1 No Obligor shall (and the Parent shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions. 22.9.2 Each Obligor shall (and the Parent shall ensure that each other member of the Group will): (i) conduct its businesses in compliance with applicable anti-corruption laws; and (ii) maintain policies and procedures designed to promote and achieve compliance with such laws. 22.10 Pari passu ranking Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 22.11 Guarantors 22.11.1 The Parent shall ensure that at all times after the date of this agreement, the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and the aggregate gross assets of the Guarantors (calculated on a consolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) exceeds: (i) 85% of EBITDA and the consolidated gross assets of the Group until the date occurring 20 Business Days from the date of this Agreement; and (ii) at all times thereafter, 90% of EBITDA and the consolidated gross assets of the Group . 22.11.2 The Parent need only perform its obligations under clause 22.11.1 above if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person's directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability. 64

22.12 Sanctions 22.12.1 No Obligor shall (and the Parent shall procure that no other member of the Group nor any of their respective directors, officers, employees or any other person acting on behalf of any of them will: (i) use, lend, contribute or otherwise make available the proceeds of any Utilisation or other transaction contemplated by a Finance Document directly or indirectly for the purpose of financing any trade, business or other activities with (A) any Restricted Party in as far as such financing would violate or otherwise be inconsistent with any Sanctions by that Obligor or any Finance Party (or any of its Affiliates), or (B) any Prohibited Party; and. (ii) use any revenue or benefit derived from any activity or dealing with a Restricted Party or a Prohibited Party in discharging any obligation due or owing to the Finance Parties (or any of their Affiliates) except, in case of a Restricted Party, only to the extent that activity or dealing that would violate or otherwise be inconsistent with any Sanctions. 22.12.2 Each Obligor shall (and the Parent shall procure that each other member of the Group and (in the case of sub-paragraph (iii) below) each of their respective directors, officers, employees or any other person acting on behalf of any of them will): (i) procure that no proceeds from any activity or dealing with a Restricted Party or a Prohibited Party are credited to any bank account held with any Finance Party or any of its Affiliates in its name or in the name of any other member of the Group except, in case of a Restricted Party only, to the extent that crediting such bank account that would violate or otherwise be inconsistent with any Sanctions by that Obligor or any Finance Party or any of its Affiliates; (ii) take all appropriate measures to ensure compliance with Sanctions; and (iii) (to the extent permitted by law and promptly upon becoming aware of them) supply to the Agent details of any claim, action, suit, proceedings or investigation against it or any other member of the Group with respect to Sanctions by any Sanctions Authority. 22.13 Acquisitions and Joint Ventures 22.13.1 Other than as provided in Clause 22.13.2 (below), no Obligor shall (and the Parent shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking or enter into a Joint Venture: 22.13.2 A member of the Group may acquire all or any part of the issued share capital of a limited liability company, and/or enter into a Joint Venture but only if: (i) no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition or the entry into of that Joint Venture; (ii) the acquired company is incorporated or established, and carries on its principal business in, the European Union or the United Kingdom and is engaged in a business substantially the same as that carried on by the Group and/or the Joint Venture carries on its principal business in, the European Union or the United Kingdom and is engaged in a business substantially the same as that carried on by the Group; (iii) such acquisition or participation in a Joint Venture is funded by cash on the balance sheet, the proceeds of the issuance of ordinary shares in the Parent, a Permitted Shareholder Loan or a Loan advanced under the terms of this Agreement (or a combination of the foregoing) and, in the case of any Permitted Shareholder Loan such Permitted Shareholder Loan is the subject of a Subordination Deed delivered in in form and substance satisfactory to the Agent 65 together with such conditions precedent (including, without limitation, legal opinions) relating to the execution and delivery of such deed as the Agent may reasonably specify, and (iv) if, (on the basis that the latest financial statements of the Group delivered in accordance with this Agreement are adjusted to take account of such acquisition), any target company of an acquisition is a Material Subsidiary and/or the Parent is unable to ensure compliance with Clause 22.11 (Guarantors ), the company or companies the subject of the acquisition shall accede to this Agreement as Additional Guarantors within 30 days of the date of the acquisition but provided that the provisions of this paragraph (iv) shall not apply to any Joint Venture. 22.14 Financial indebtedness 22.14.1 No Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness, other than: (i) Financial Indebtedness arising under the Finance Documents (ii) Financial Indebtedness arising under the Bilateral Facilities, provided that the Bilateral Facility Limit is not exceeded and to the extent that a Bilateral Facility is not provided by an Original Lender (or such Original Lender's Affiliate) (a Third Party Bilateral Facility ) the aggregate of such Financial Indebtedness under such Third Party Bilateral Facilities does not exceed the Third Party Bilateral Facility Limit; (iii) Financial Indebtedness arising under the Existing Shareholder (Equity) Loan provided such Existing Shareholder (Equity) Loan is the subject of a Subordination Deed and all indebtedness under the Existing Shareholder (Equity) Loan is converted into shares in the ordinary share capital of the Parent on or before the date occurring 60 days from the date of this Agreement in accordance with clause 22.20 (Conditions Subsequent ); (iv) Financial Indebtedness arising under the Existing Shareholder (Subordinated) Loan provided such Existing Shareholder (Subordinated) Loan is the subject of a Subordination Deed and all indebtedness under Existing Shareholder (Subordinated) Loan is repaid using the proceeds of first Utilisation in accordance with clause 22.18.2(ii); (v) Financial Indebtedness arising under a Permitted Shareholder Loan provided such Permitted Shareholder Loan is the subject of a Subordination Deed (vi) Financial Indebtedness arising under the Permitted ID Facilities provided the Obligors are in compliance with each of the conditions relating to the Permitted ID Facilities as set out in clause 22.15 (Permitted ID Facilities ); (vii) Financial Indebtedness arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade (but not a foreign exchange transaction for investment or speculative purposes); (viii) Financial Indebtedness arising under any BACs or similar payment facility utilised by a member of the Group in the ordinary course of its business; (ix) under Finance Leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed £6,000,000 ( six million pounds ) during the Financial Year ending 31 December 2019 and £5,000,000 ( five million pounds ) during each Financial Year thereafter (or its equivalent in other currencies) at any time; and 66

(x) any Financial Indebtedness of a member of the Group permitted under clause 22.17 (Loans or credit ). 22.15 Permitted ID Facilities 22.15.1 The Parent shall ensure that shall (and each other Obligor shall ensure that) all times: (i) debts and invoices which are or may become due and owing to Moy Park France and which are sold, assigned or transferred pursuant to the Permitted ID Facilities (the Relevant Debtor Book ) are the only debts and invoices the subject of the Permitted ID Facilities; (ii) the maximum amount drawn down under, or otherwise utilised under the Permitted ID Facilities does not exceed EUR10,000,000; and (iii) Moy Park France maintain credit and bad debt insurance with insurer of market standing (having a rating of BBB+ or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa1 or higher by Moody's Investors Service Limited in respect of at least 90% of the Relevant Debtor Book (which such insurance terms may be amended from time to time with prior written consent of the Agent (acting on the instructions of the Lenders)); 22.16 No guarantees or indemnities 22.16.1 No Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person, other than any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade. 22.17 Loans or credit 22.17.1 No Obligor shall (and the Parent shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness, other than: (i) any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; (ii) a loan made by a member of the Group to another member of the Group; (iii) a loan made by an Obligor to a Shareholder Holding Company provided; (A) such Shareholder Holding Company is and will remain a direct or indirect shareholder of the Parent; (B) no loans may be made to any Affiliate or Subsidiary of such Shareholder Holding Company (other than where permitted by paragraph (ii) above); (C) the Distribution Conditions are satisfied in respect of such loan; and (D) the loan (including any associated payment) is made within one month of delivery of the Distribution Certificate relating to that loan. 22.18 Dividends, share redemption and Permitted Shareholder Loan repayments 22.18.1 Except as permitted under clause 22.18.2 to 22.18.3 below, the Parent shall not (and will ensure that no other member of the Group will): 67

(i) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repay or distribute any dividend or share premium reserve; (iii) repay the Existing Shareholder (Subordinated) Loan, the Existing Shareholder (Equity) Loan or any Permitted Shareholder Loan (whether of principal or interest); or (iv) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so. (together, the Distribution Actions and each a Distribution Action ); 22.18.2 Clause 22.18.1 above does not apply if, no Event of Default is continuing, and: (i) the relevant Distribution Action is made by a member of the Group for the benefit of, another member of the Group; or (ii) the Distribution Action is in respect of repayment of the Existing Shareholder (Subordinated) Loan provided such loan is repaid using the proceeds of first Utilisation under this Agreement; or (iii) the Distribution Action is made by a member of the Group for the benefit of a Shareholder Holding Company and the aggregate of (i) the amount of such Distribution Action; and (ii) the amount of any Management Charges (as defined in clause 22.19.1) paid in any Financial Year (excluding, for the avoidance of any doubt, any Distribution Action referred to in paragraph (ii) above) does not exceed £6,000,000 ( six million pounds ) in any Financial Year; or (iv) the Distribution Action is made by a member of the Group for the benefit of a Shareholder Holding Company (excluding, for the avoidance of doubt, any Distribution Action referred to in paragraphs (ii) and (iii) above) and: (A) the Distribution Conditions are satisfied in respect of such Distribution Action; and (B) the Distribution Action (including any associated payment) is taken within one month of delivery of the Distribution Certificate relating to that Distribution Action. 22.18.3 For the avoidance of any doubt, clauses 22.18.1 to 22.18.2 (above) do not permit repayment of the Existing Shareholder (Equity) Loan and such loan must be converted into ordinary share capital in the Parent in accordance with clause 22.20 (Conditions Subsequent ). 22.19 Management and other charges 22.19.1 Provided that no Event of Default has occurred and is continuing, the Parent may (and each other member of the Group may) pay any management, advisory or other fee to or to the order of a Shareholder Holding Company (in each case Management Charges ) which, when aggregated with the amount of all Distribution Actions taken in accordance with clause 22.18.2 (iii), is not in excess of £6,000,000 ( six million pounds ) in any Financial Year. 22.19.2 Clause 22.19.1 above does not apply to any payment made to any Shareholder Holding Company by any member of the Group which is in respect of payment for any charge levied in respect of the provision of shared services and facilities including, without limitation, specific project costs and expenses, product and services licensing fees and costs, group wide insurance, IT, financial, insurance and all other bona fide establishment or administrative costs and overheads, in each case which are to be recharged (in whole or in part) to one or more members of the Group 68

(provided such fee or payment may not be made while an Event of Default has occurred and is continuing). 22.20 Conditions subsequent 22.20.1 Moy Park Beef Orleans, Moy Park France Holdco and Moy Park France shall within 20 Business Days of the date of this Agreement accede to this Agreement as Additional Guarantors and shall supply to the Agent, in form and substance satisfactory to the Facility Agent, the documents and evidence set out in Part 2 of Schedule 2. 22.20.2 The Parent shall within 60 days of the date of this Agreement provide evidence (in form and substance satisfactory to the Agent) that all indebtedness arising under the Existing Shareholder (Equity) Loan has been converted into ordinary shares in the share capital in the Parent and the Existing Shareholder (Equity) Loan has been cancelled (such evidence to include, without limitation, all deeds of release and subscription, board minutes, forms SH01, share certificates and completed statutory books). 23 EVENTS OF DEFAULT Each of the events or circumstances set out in clause 23 is an Event of Default (save for clause 23.16 (Acceleration )). 23.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: 23.1.1 its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and payment is made within 5 Business Days of its due date. 23.2 Financial covenants Any requirement of clause 21 (Financial covenants ) is not satisfied. 23.3 Other obligations 23.3.1 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 23.1 (Non-payment ) and clause 23.2 (Financial covenants ). 23.3.2 No Event of Default under clause 23.3.1 will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (A) the Agent giving notice to the Parent and (B) the Parent becoming aware of the failure to comply. 23.4 Misrepresentation 23.4.1 Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. 69

23.4.2 No Event of Default under clause 23.4.1 will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (A) the Agent giving notice to the Parent and (B) the Parent becoming aware of the failure to comply. 23.5 Cross default 23.5.1 Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period. 23.5.2 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). 23.5.3 Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). 23.5.4 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). 23.5.5 No Event of Default will occur under this clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 23.5.1 to 23.5.4 above is less than £3,500,000.00 (or its equivalent in any other currency or currencies). 23.6 Insolvency 23.6.1 A member of the Group: (i) is unable or admits inability to pay its debts as they fall due; (ii) suspends making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness. 23.6.2 The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities). 23.6.3 A moratorium is declared in respect of any indebtedness of any member of the Group. This clause 23.6 (Insolvency ) does not apply to Moy Park Food Service Dublin Limited to the extent that is the subject of a solvent liquidation completed on or before 30 September 2018 (or such other date as the Agent (acting on the instructions of the Lenders shall agree). 23.7 Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken in relation to: 23.7.1 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group; 23.7.2 a composition, compromise, assignment or arrangement with any creditor of any member of the Group; 70

23.7.3 the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or 23.7.4 enforcement of any Security over any assets of any member of the Group where the liability secured by that Security exceeds £3,500,000.00 or any analogous procedure or step is taken in any jurisdiction. This clause 23.7 shall not apply to: (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 5 days of commencement; and (ii) the solvent liquidation of any member of the Group which is not an Obligor so long as any payments or assets distributed (after applicable creditor payments) as a result of such liquidation are distributed to other members of the Group. 23.8 Creditors' process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of £3,500,000.00 and is not discharged within 5 days. 23.9 Ownership of the Obligors An Obligor (other than the Parent) is not or ceases to be a wholly owned Subsidiary (direct or indirect) of the Parent. 23.10 Expropriation The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets. 23.11 Litigation Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect. 23.12 Unlawfulness It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents. 23.13 Repudiation An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document. 71

23.14 Material adverse change Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect. 23.15 Conditions subsequent Any condition subsequent specified in clause 22.20 (Conditions Subsequent ) has not been performed to the Agent's satisfaction within the timeframe required as set out in Clause 22.20 (Conditions Subsequent ). 23.16 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent: 23.16.1 cancel the Total Commitments whereupon they shall immediately be cancelled; 23.16.2 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or 23.16.3 declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders. 24 CHANGES TO THE LENDERS 24.1 Assignments and transfers by the Lenders Subject to this clause 24, a Lender (the Existing Lender ) may: 24.1.1 assign any of its rights; or 24.1.2 transfer by novation any of its rights and obligations, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the " New Lender "). 24.2 Company consent 24.2.1 The consent of the Parent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is: to another Lender or an Affiliate of any Lender; or made at a time when an Event of Default is continuing. 24.2.2 The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time. 24.2.3 The consent of the Parent to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost. 24.3 Other conditions of assignment or transfer 24.3.1 An assignment will only be effective on: 72

(i) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and (ii) performance by the Agent of all necessary " know your customer " or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. 24.3.2 A transfer will only be effective if the procedure set out in clause 24.6 (Procedure for transfer ) is complied with. 24.3.3 If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 13 (Tax gross-up and indemnities ) or clause 14 (Increased Costs ), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This clause 24.3.3 shall not apply: (iii) in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility; or (iv) in relation to clause 13.2 ( Tax gross-up ), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with 13.2.8(ii)(B) of clause 13.2 ( Tax gross-up ) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender. 24.3.4 Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 24.4 Assignment or transfer fee The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £3,000. 24.5 Limitation of responsibility of Existing Lenders 24.5.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor; 73

(iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. 24.5.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. 24.5.3 Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 24; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non- performance by any Obligor of its obligations under the Finance Documents or otherwise. 24.6 Procedure for transfer 24.6.1 Subject to the conditions set out in clause 24.2 (Company consent ) and clause 24.3 (Other conditions of assignment or transfer ) a transfer is effected in accordance with clause 24.6.3 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 24.6.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. 24.6.2 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. 24.6.3 On the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations ); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and 74 assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender". 24.7 Procedure for assignment 24.7.1 Subject to the conditions set out in clause 24.2 (Company consent ) and clause 24.3 (Other conditions of assignment or transfer ) an assignment may be effected in accordance with clause 24.7.3 below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 24.7.2 below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. 24.7.2 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. 24.7.3 On the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations ) and expressed to be the subject of the release in the Assignment Agreement; and (iii) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations. 24.7.4 Lenders may utilise procedures other than those set out in this clause 24.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 24.6 (Procedure for transfer ), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 24.2 (Company consent ) and clause 24.3 (Other conditions of assignment or transfer ). 24.8 Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation. 24.9 Security over Lenders' rights In addition to the other rights provided to Lenders under this clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and 75 any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 25 RESTRICTION ON DEBT PURCHASE TRANSACTIONS The Parent shall not, and shall procure that no other member of the Group or any of its Affiliates shall, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction. 26 CHANGES TO THE OBLIGORS 26.1 Assignments and transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 26.2 Additional Borrowers 26.2.1 Subject to compliance with the provisions of clauses 20.8.3 and 20.8.4 of clause 20.8 ("Know your customer" checks ), the Parent may request that any of its Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if: (i) all the Lenders approve the addition of that Subsidiary; (ii) the Parent delivers to the Agent a duly completed and executed Accession Letter; (iii) the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and (iv) the Agent has received all of the documents and other evidence listed in Schedule 2Part 2 (Conditions precedent ) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent. 26.2.2 The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 2Part 2 (Conditions precedent ). 26.2.3 Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 26.2.2 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 26.3 Resignation of a Borrower 26.3.1 The Parent may request that a Borrower (other than the Parent) ceases to be a Borrower by delivering to the Agent a Resignation Letter. 76

26.3.2 The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents. 26.4 Additional Guarantors 26.4.1 Subject to compliance with the provisions of clauses 20.8.1(iii) and 20.8.4 of clause 20.8 ("Know your customer" checks ), the Parent may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if: (i) the Parent delivers to the Agent a duly completed and executed Accession Letter; and (ii) the Agent has received all of the documents and other evidence listed in Schedule 2Part 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. 26.4.2 The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 2Part 2 (Conditions precedent ). 26.4.3 The Parent shall procure that any other member of the Group which is a Material Company shall, as soon as possible after becoming a Material Company, become an Additional Guarantor. 26.4.4 Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 26.4.2 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 26.5 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 26.6 Resignation of a Guarantor 26.6.1 The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter. 26.6.2 The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and (ii) all the Lenders have consented to the Parent's request. 77

27 ROLE OF THE AGENT AND THE ARRANGER 27.1 Appointment of the Agent 27.1.1 Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. 27.1.2 Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 27.2 Instructions 27.2.1 The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with clause 27.2.1(i)(A) above. 27.2.2 The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. 27.2.3 Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. 27.2.4 The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. 27.2.5 In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. 27.2.6 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 27.3 Duties of the Agent 27.3.1 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. 78

27.3.2 Subject to clause 27.3.3 below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. 27.3.3 Without prejudice to clause 24.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company ), clause 27.3.2 above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation. 27.3.4 Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. 27.3.5 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. 27.3.6 If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties. 27.3.7 The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 27.4 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 27.5 No fiduciary duties 27.5.1 Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person. 27.5.2 Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 27.6 Business with the Group The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 27.7 Rights and discretions 27.7.1 The Agent may: rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; assume that: (i) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (ii) unless it has received notice of revocation, that those instructions have not been revoked; and rely on a certificate from any person: 79

(i) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (ii) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of clause 27.7.1(c)(i) above, may assume the truth and accuracy of that certificate. 27.7.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under clause 23.1 (Non-payment )); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. 27.7.3 The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. 27.7.4 Without prejudice to the generality of clause 27.7.3 above or clause 27.7.5 below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable. 27.7.5 The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. 27.7.6 The Agent may act in relation to the Finance Documents through its officers, employees and agents. 27.7.7 Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. 27.7.8 Without prejudice to the generality of clause 27.7.7 above, the Agent: (i) may disclose; and (ii) on the written request of the Parent or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Parent and to the other Finance Parties. 27.7.9 The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person, 80 unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. 27.7.10 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. 27.7.11 Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 27.8 Responsibility for documentation Neither the Agent nor the Arranger is responsible or liable for: 27.8.1 the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or 27.8.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or 27.8.3 any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 27.9 No duty to monitor The Agent shall not be bound to enquire: 27.9.1 whether or not any Default has occurred; 27.9.2 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or 27.9.3 whether any other event specified in any Finance Document has occurred. 27.10 Exclusion of liability 27.10.1 Without limiting clause 27.10.2 below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or 81

(iii) without prejudice to the generality of clauses 27.10.1(i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. 27.10.2 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause. 27.10.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. 27.10.4 Nothing in this Agreement shall oblige the Agent or the Arranger to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger. 27.10.5 Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 27.11 Lenders' indemnity to the Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to 82 clause 30.10 (Disruption to payment systems etc. ), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent)] in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 27.12 Resignation of the Agent 27.12.1 The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or Ireland as successor by giving notice to the Lenders and the Parent. 27.12.2 Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent. 27.12.3 If the Majority Lenders have not appointed a successor Agent in accordance with clause 27.12.2 above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom or Ireland). 27.12.4 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under clause 27.12.3 above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 27 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. 27.12.5 The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Parent shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. 27.12.6 The Agent's resignation notice shall only take effect upon the appointment of a successor. 27.12.7 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 27.12.5 above) but shall remain entitled to the benefit of clause 15.3 (Indemnity to the Agent ) and this clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 27.12.8 After consultation with the Parent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause 27.12.2 above. In this event, the Agent shall resign in accordance with clause 27.12.2 above. 27.12.9 The Agent shall resign in accordance with clause 27.12.2 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to clause 27.12.3 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: 83

(i) the Agent fails to respond to a request under clause 13.8 (FATCA information ) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to clause 13.8 (FATCA information ) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign. 27.13 Confidentiality 27.13.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. 27.13.2 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 27.14 Relationship with the Lenders 27.14.1 The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. 27.14.2 Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost. 27.14.3 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 32.5 (Electronic communication )) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 32.2 (Addresses ) and clause 32.5.1(ii) (Electronic communication ) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 27.15 Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will 84 continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: 27.15.1 the financial condition, status and nature of each member of the Group; 27.15.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; 27.15.3 whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and 27.15.4 the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 27.16 Agent's management time 27.16.1 Any amount payable to the Agent under clause 15.3 (Indemnity to the Agent ), clause 17 (Costs and expenses ) and clause 27.11 (Lenders' indemnity to the Agent ) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 12 (Fees ). 27.17 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 27.18 Role of Reference Banks 27.18.1 No Reference Bank is under any obligation to provide a quotation or any other information to the Agent. 27.18.2 No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct. 27.18.3 No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this clause 27.18 subject to clause 1.4 (Third party rights ) and the provisions of the Third Parties Act. 85

27.19 Third party Reference Banks A Reference Bank which is not a Party may rely on clause 27.18 (Role of Reference Banks ), clause 36.3 (Other exceptions ) and clause 38 (Confidentiality of Funding Rates and Reference Bank Quotations ) subject to clause 1.4 (Third party rights ) and the provisions of the Third Parties Act. 28 CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: 28.1.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; 28.1.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or 28.1.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 29 SHARING AMONG THE FINANCE PARTIES 29.1 Payments to Finance Parties If a Finance Party (a Recovering Finance Party ) receives or recovers any amount from an Obligor other than in accordance with clause 30 (Payment mechanics ) (a Recovered Amount ) and applies that amount to a payment due under the Finance Documents then: 29.1.1 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; 29.1.2 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 30 (Payment mechanics ), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and 29.1.3 the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment ) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 30.5 (Partial payments ). 29.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties ) in accordance with clause 30.5 (Partial payments ) towards the obligations of that Obligor to the Sharing Finance Parties. 29.3 Recovering Finance Party's rights On a distribution by the Agent under clause 29.2 (Redistribution of payments ) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 86

29.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: 29.4.1 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount ); and 29.4.2 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 29.5 Exceptions 29.5.1 This clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor. 29.5.2 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 30 PAYMENT MECHANICS 30.1 Payments to the Agent 30.1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. 30.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.. 30.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 30.3 (Distributions to an Obligor ) and clause 30.4 (Clawback and pre-funding ) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party. 87

30.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with clause 31 (Set-off )) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 30.4 Clawback and pre-funding 30.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. 30.4.2 Unless clause 30.4.3 below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 30.4.3 If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Agent shall notify the Parent of that Lender's identity and] the Borrower to whom that sum was made available shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 30.5 Partial payments 30.5.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first , in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents (including, without limitation, in respect of any costs incurred by the Agent); (ii) secondly , in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iii) thirdly , in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly , in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. 30.5.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in clauses 30.5.1(i) to 30.5.1(iv)above. 30.5.3 Clauses 30.5.1 and 30.5.2 above will override any appropriation made by an Obligor. 88

30.6 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 30.7 Business Days 30.7.1 Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). 30.7.2 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 30.8 Currency of account 30.8.1 Subject to clause 30.8.2 to 30.8.5 below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document. 30.8.2 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. 30.8.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. 30.8.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. 30.8.5 Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 30.9 Change of currency 30.9.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). 30.9.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 30.10 Disruption to payment systems etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred: 89

30.10.1 the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances; 30.10.2 the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in clause 30.10.1 above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; 30.10.3 the Agent may consult with the Finance Parties in relation to any changes mentioned in clause 30.10.1 above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; 30.10.4 any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 36 (Amendments and Waivers ); 30.10.5 the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 30.10; and 30.10.6 the Agent shall notify the Finance Parties of all changes agreed pursuant to clause 30.10.4 above. 31 SET-OFF A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 32 NOTICES 32.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 32.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: 32.2.1 in the case of the Parent, that identified with its name below; Moy Park Europe (Holdings) Limited, The Food Park, 39 Seagoe Industrial Estate, Craigavon, Co. Armagh, BT63 5QE 32.2.2 in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and 32.2.3 in the case of the Agent, that identified with its name below, 90

FAO: Aidan Brosnan, Senior Manager, Transaction Support / Agency, Bank of Ireland Corporate Banking, 1st Floor, Burlington Plaza 2, Burlington Road, Dublin 4 or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 32.3 Delivery 32.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and, if a particular department or officer is specified as part of its address details provided under clause 32.2 (Addresses ), if addressed to that department or officer. 32.3.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose). 32.3.3 All notices from or to an Obligor shall be sent through the Agent. 32.3.4 Any communication or document made or delivered to the Parent in accordance with this clause will be deemed to have been made or delivered to each of the Obligors. 32.3.5 Any communication or document which becomes effective, in accordance with clauses 32.3.1 to 32.3.4 above, after 5:00pm in the place of receipt shall be deemed only to become effective on the following day. 32.4 Notification of address and fax number Promptly upon changing its address or fax number, the Agent shall notify the other Parties. 32.5 Electronic communication 32.5.1 Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice. 32.5.2 Any such electronic communication as specified in clause 32.5.1 above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication. 32.5.3 Any such electronic communication as specified in clause 32.5.1 above made between any two Parties will be effective only when actually received (or made available) in readable form and in 91 the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. 32.5.4 Any electronic communication which becomes effective, in accordance with clause 32.5.3 above, after 5:00pm in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. 32.5.5 Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 32.5. 32.6 English language 32.6.1 Any notice given under or in connection with any Finance Document must be in English. 32.6.2 All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 33 CALCULATIONS AND CERTIFICATES 33.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 33.2 Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 33.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 34 PARTIAL INVALIDITY If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 35 REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 92

36 AMENDMENTS AND WAIVERS 36.1 Required consents 36.1.1 Subject to clause 36.2 (All Lender matters ) and clause 36.3 (Other exceptions ) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties. 36.1.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 36. 36.2 All Lender matters Subject to clause 36.4 (Replacement of Screen Rate ) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: 36.2.1 the definition of "Majority Lenders" in clause 1.1 (Definitions ); 36.2.2 an extension to the date of payment of any amount under the Finance Documents; 36.2.3 a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; 36.2.4 a change in currency of payment of any amount under the Finance Documents; 36.2.5 an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; 36.2.6 a change to the Borrowers or Guarantors other than in accordance with clause 26 (Changes to the Obligors ); 36.2.7 any provision which expressly requires the consent of all the Lenders; 36.2.8 clause 2.3 (Finance Parties' rights and obligations ), clause 5.1 (Delivery of a Utilisation Request ), clause 8.1 (Illegality ), clause 8.2 (Change of control ), clause 8.8 (Application of prepayments ), clause 24 (Changes to the Lenders ), clause 26 (Changes to the Obligors ), clause 29 (Sharing among the Finance Parties ), this clause 36, clause 40 (Governing law ) or clause 41.1 (Jurisdiction ); or 36.2.9 the nature or scope of the guarantee and indemnity granted under clause 18 (Guarantee and indemnity ). shall not be made without the prior consent of all the Lenders. 36.3 Other exceptions An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or that Reference Bank, as the case may be. 36.4 Replacement of Screen Rate 36.4.1 Subject to clause 36.3 (Other exceptions ), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Obligors. 93

36.4.2 If any Lender fails to respond to a request for an amendment or waiver described in clause 36.4.1 above within 3 Business Days (unless the Parent and the Agent agree to a longer time period in relation to any request) of that request being made: (i) its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 36.5 Disenfranchisement of Defaulting Lenders 36.5.1 For so long as a Defaulting Lender has any Available Commitment, in ascertaining: (i) the Majority Lenders; or (ii) whether: (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility; or (B) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitments under the relevant Facility will be reduced by the amount of its Available Commitments under the relevant Facility and, to the extent that that reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above. 36.5.2 For the purposes of this Clause 36.5, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 36.6 Replacement of a Defaulting Lender 36.6.1 The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 7 Business Days' prior written notice to the Agent and such Lender: (i) replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders ) all (and not part only) of its rights and obligations under this Agreement; (ii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders ) all (and not part only) of the undrawn Commitment of the Lender; or 94

(iii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender ) selected by the Parent, which is acceptable (in the case of any transfer of a Commitment) to the Agent and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either: (i) in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents; or (ii) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Parent and which does not exceed the amount described in paragraph (i) above. 36.6.2 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 36.6 shall be subject to the following conditions: (i) the Parent shall have no right to replace the Agent or Security Agent; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender; (iii) the transfer must take place no later than five Business Days after the notice referred to in clause 36.6.1 above; (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to clause 36.6.1 above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. 36.6.3 The Defaulting Lender shall perform the checks described in clause 36.6.2(v) above as soon as reasonably practicable following delivery of a notice referred to in clause 36.6.1 above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks. 37 CONFIDENTIAL INFORMATION 37.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 37.2 (Disclosure of Confidential Information ) and clause 37.3 (Disclosure to numbering service providers ), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 37.2 Disclosure of Confidential Information Any Finance Party may disclose: 37.2.1 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information 95 is to be given pursuant to this clause 37.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 37.2.2 to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent, and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 27.14.3 of clause 27.14 (Relationship with the Lenders )); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 24.9 ( Security over Lenders' rights ); (viii) who is a Party; or (ix) with the consent of the Parent; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; 96

(C) in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and 37.2.3 to any person appointed by that Finance Party or by a person to whom clause 37.2.2(i) or 37.2.2(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 37.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; and 37.2.4 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 37.3 Disclosure to numbering service providers 37.3.1 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: names of Obligors; country of domicile of Obligors; place of incorporation of Obligors; date of this Agreement; clause 40 (Governing law ); the names of the Agent and the Arranger; date of each amendment and restatement of this Agreement; amounts of, and names of, the Facility (and any tranches); amount of Total Commitments; currencies of the Facility; type of Facility; ranking of Facility; Termination Date for Facility; changes to any of the information previously supplied pursuant to clauses 37.3.1(a) to 36.3.1(m) above; and 97 such other information agreed between such Finance Party and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. 37.3.2 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. 37.3.3 Each Obligor represents that none of the information set out in clause 37.3.1(a) to 37.3.1(o) of clause 37.3.1 above is, nor will at any time be, unpublished price-sensitive information. 37.3.4 The Agent shall notify the Parent and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. 37.4 Entire agreement This clause 37 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 37.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price- sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 37.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent: 37.6.1 of the circumstances of any disclosure of Confidential Information made pursuant to clause 37.2.2(v) of clause 37.2 (Disclosure of Confidential Information ) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and 37.6.2 upon becoming aware that Confidential Information has been disclosed in breach of this clause 37. 37.7 Continuing obligations The obligations in this clause 37 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of: 37.7.1 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and 37.7.2 the date on which such Finance Party otherwise ceases to be a Finance Party. 98

38 CONFIDENTIALITY OF FUNDING RATES 38.1 Confidentiality and disclosure 38.1.1 The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by clauses 38.1.2 and 38.1.3 below. 38.1.2 The Agent may disclose: (i) any Funding Rate to the relevant Borrower pursuant to clause 9.4 (Notification of rates of interest ); and (ii) (any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender. 38.1.3 The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this clause 38.1.3(i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) (any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 38.2 Related obligations 38.2.1 The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. 38.2.2 The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: 99 of the circumstances of any disclosure made pursuant to clause 38.1.3(ii) of clause 38.1 (Confidentiality and disclosure ) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (upon becoming aware that any information has been disclosed in breach of this clause 38. 38.3 No Event of Default No Event of Default will occur under clause 23.3 (Other obligations ) by reason only of an Obligor's failure to comply with this clause 38. 39 COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 40 GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by the laws of Northern Ireland. 41 ENFORCEMENT 41.1 Jurisdiction 41.1.1 The courts of Northern Ireland have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute ). 41.1.2 The Parties agree that the courts of Northern Ireland are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. 41.1.3 Notwithstanding clause 41.1.1 above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 41.2 Service of process Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Northern Ireland): 41.2.1 irrevocably appoints the Parent as its agent for service of process in relation to any proceedings before the courts of Northern Ireland in connection with any Finance Document; and 41.2.2 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned. This Agreement has been entered into on the date stated at the beginning of this Agreement. 100

SCHEDULE 1 THE ORIGINAL PARTIES Part 1 The Original Obligors Name of Original Borrower Jurisdiction of Registration number incorporation (or equivalent, if any) Moy Park Limited Northern Ireland NI004842 Moy Park (NewCo) Limited Northern Ireland NI624578 Moy Park (Bondco) plc Northern Ireland NI624604 Kitchen Range Foods Limited England 01004539 Name of Original Guarantor Jurisdiction of Registration number incorporation (or equivalent, if any) Moy Park Holdings (Europe) Limited Northern Ireland NI070325 Moy Park Limited Northern Ireland NI004842 Moy Park (NewCo) Limited Northern Ireland NI624578 Moy Park (Bondco) plc Northern Ireland NI624604 Kitchen Range Foods Limited England 01004539 101

Part 2

French Companies

Name of Additional Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Moy Park Beef Orleans SARL	France	343 206 389 RCS Orleans
Moy Park France Holdco SARL	France	428 679 278 RCS Orleans
Moy Park France SAS	France	444 575 120 RCS Arras

Part 3
The Original Lenders

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
The Governor and Company of the Bank of Ireland	£70,000,000.000	DTTP No: 12/G/57971/DTTP Jurisdiction of tax residence: Ireland
Barclays Bank PLC	£30,000,000.000	

102

SCHEDULE 2 CONDITIONS PRECEDENT Part 1 Conditions Precedent To Initial Utilisation 1 ORIGINAL OBLIGORS 1.1 A copy of the constitutional documents of each Original Obligor. 1.2 A copy of a resolution of the board of directors of each Original Obligor: 1.2.1 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; 1.2.2 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and 1.2.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party. 1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above. 1.4 A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party. 1.5 A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded. 1.6 A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Schedule 2Part 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2 FINANCE DOCUMENTS 2.1 This Agreement executed by the members of the Group party to this Agreement. 2.2 The Fee Letter executed by the Parent. 2.3 A Subordination Deed in respect of the Existing Shareholder (Subordinated) Loan and the Existing Shareholder (Equity) Loan. 3 LEGAL OPINIONS 3.1 A legal opinion of A&L Goodbody, legal advisers to the Arranger and the Agent in Northern Ireland, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 3.2 A legal opinion of A&L Goodbody, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 4 OTHER DOCUMENTS AND EVIDENCE 4.1 Evidence that any process agent referred to in clause 41.2 (Service of process ), if not an Original Obligor, has accepted its appointment. 103

4.2 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. 4.3 The Original Financial Statements of the Parent. 4.4 The Budget. 4.5 Evidence that the fees, costs and expenses then due from the Parent pursuant to clause 12 (Fees ) and clause 17 (Costs and expenses ) have been paid or will be paid by the first Utilisation Date. 4.6 A certificate of the Parent addressed to the Finance Parties (A) confirming which companies within the Group are Material Companies and that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and the aggregate gross assets of the Original Guarantors (calculated on a consolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 85% of EBITDA and the consolidated gross assets of the Group; and (B) demonstrating that Leverage is less than 1.5x on the date of the Agreement. 4.7 Evidence that any existing Financial Indebtedness of the Group (other than any Permitted Financial Indebtedness) has been repaid and cancelled including, without limitation the financing agreement between Barclays Bank PLC and Moy Park Limited dated 8 March 2013 (as amended from time to time). 4.8 Clear and explained searches against each Original Obligor. 4.9 The Group Structure Chart which shows the Group at the date of this Agreement, certified by a director of the Parent. 4.10 Deeds of Release in relation to all security granted by any Obligor in favour of Barclays Bank PLC. 104

Part 2 Conditions Precedent required to be delivered by an Additional Obligor 1 An Accession Letter, duly executed by the Additional Obligor and the Parent. 2 A copy of the constitutional documents of the Additional Obligor. 3 A copy of a resolution of the board of directors of the Additional Obligor: 3.1 approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter; 3.2 authorising a specified person or persons to execute the Accession Letter on its behalf; and 3.3 authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents. 4 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above. 5 A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party. 6 A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded. 7 A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Schedule 2Part 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter. 8 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. 9 If available, the latest audited financial statements of the Additional Obligor. 10 If the Additional Obligor is incorporated in a jurisdiction other than Northern Ireland, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated. 11 If the proposed Additional Obligor is incorporated in a jurisdiction other than Northern Ireland, evidence that the process agent specified in clause 41.2 (Service of process ), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor. 105

EXECUTION PAGES THE BORROWERS SIGNED for and on behalf of MOY PARK LIMITED in the presence of: /s/ Joy Rodgers /s/ Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Signature) (Signature) Joy Rodgers Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Name) (Name of Signatory) ___________________ (Witness’ Address) ___________________ (Witness’ Occupation) 106

SIGNED for and on behalf of MOY PARK (NEWCO) LIMITED in the presence of: /s/ Joy Rodgers /s/ Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Signature) (Signature) Joy Rodgers Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Name) (Name of Signatory) ___________________ (Witness’ Address) ___________________ (Witness’ Occupation) 107

SIGNED for and on behalf of MOY PARK (BONDCO) PLC in the presence of: /s/ Joy Rodgers /s/ Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Signature) (Signature) Joy Rodgers Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Name) (Name of Signatory) ___________________ (Witness’ Address) ___________________ (Witness’ Occupation) 108

SIGNED for and on behalf of KITCHEN RANGE FOODS LIMITED in the presence of: /s/ Joy Rodgers /s/ Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Signature) (Signature) Joy Rodgers Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Name) (Name of Signatory) ___________________ (Witness’ Address) ___________________ (Witness’ Occupation) 109

THE GUARANTORS SIGNED for and on behalf of MOY PARK HOLDINGS (EUROPE) LIMITED in the presence of: /s/ Joy Rodgers /s/ Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Signature) (Signature) Joy Rodgers Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Name) (Name of Signatory) ___________________ (Witness’ Address) ___________________ (Witness’ Occupation) 110

SIGNED for and on behalf of MOY PARK LIMITED in the presence of: /s/ Joy Rodgers /s/ Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Signature) (Signature) Joy Rodgers Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Name) (Name of Signatory) ___________________ (Witness’ Address) ___________________ (Witness’ Occupation) 111

SIGNED for and on behalf of MOY PARK (BONDCO) PLC in the presence of: /s/ Joy Rodgers /s/ Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Signature) (Signature) Joy Rodgers Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Name) (Name of Signatory) ___________________ (Witness’ Address) ___________________ (Witness’ Occupation) 112

SIGNED for and on behalf of MOY PARK (NEWCO) LIMITED in the presence of: /s/ Joy Rodgers /s/ Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Signature) (Signature) Joy Rodgers Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Name) (Name of Signatory) ___________________ (Witness’ Address) ___________________ (Witness’ Occupation) 113

SIGNED for and on behalf of KITCHEN RANGE FOODS LIMITED in the presence of: /s/ Joy Rodgers ___________________ (Witness’ Signature) /s/ Flavio Gomes Malnarcic Joy Rodgers _______________________ ___________________ (Signature) (Witness’ Name) Flavio Gomes Malnarcic ___________________ _______________________ (Witness’ Address) (Name of Signatory) ___________________ (Witness’ Occupation) 114

THE ORIGINAL LENDERS SIGNED by _/s/ Dale Guest________/s/ Paul Magee_________ for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as Lender in the presence of: /s/ Stuart Gaffirin Address: Stuart Gaffirin Fax: Attention: 115

BARCLAYS BANK PLC By: /s/ Sam Crawford Address: Fax: Information: 116

THE AGENT SIGNED by _/s/ Aidan Brosnen___________/s/ Emmo Smith______ for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as Agent in the presence of: Address: Fax: Attention: 117